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                                                                   Exhibit 10.69

                                                                   Inline/Inland

                                AGREEMENT OF SALE

       THIS AGREEMENT made this _______ day of January 2004, between KIMCO BARCLAY PEORIA CROSSING, L.P., an Arizona Limited Partnership, with an office at 3333 New Hyde Park Road, Suite 100 (P. O. Box 5020), New Hyde Park, New York 11042 (hereinafter "Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois Corporation, with an office at 2901 Butterfield Road, Oak Brook, Illinois 60523 (hereinafter, "Buyer").

       WHEREAS, Seller owns a shopping center commonly known as Peoria Crossing located in Peoria, Arizona (the "Shopping Center") and Seller wishes to sell and Buyer wishes to buy a portion of the Shopping Center;

       NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

       1. DEFINITIONS. The following expressions shall have the meanings set forth below:

              1.1 "Real Estate" means the land described on EXHIBIT 1 and all of the buildings and other improvements constructed thereon.

              1.2 "Space Lease(s)" means all lease(s), license(s), concessions or other occupancy or use agreements, including all modifications, addenda and supplements thereto and guarantees thereof, applicable to any part of the Real Estate. All existing Space Leases as of the date hereof are listed on attached EXHIBIT 2.

              1.3 "Property" means collectively all of Seller's rights and interests in the Real Estate, the Space Leases and the other assets described in
ARTICLE 2 hereof.

              1.4 "Closing Date" means the date on which Closing occurs. "Closing" means the event whereby title to the Property is actually conveyed by Seller to Buyer.

              1.5 "Service Contracts" means all written agreements pursuant to which goods, services or supplies are furnished on a recurring basis for the operation of the Real Estate and are approved by Buyer during the Due Diligence Period (as hereinafter defined). Copies of such Service Contracts are attached as EXHIBIT 3.

              1.6 "Escrow Agent" means Chicago Title and Trust Company, 171 North Clark Street, Chicago, Illinois, Attn: Nancy Castro, Escrow Agent Chicago Title and Trust Company may also be hereinafter referred to as the "Title Company".

              1.7 "Due Diligence Period" means a period of time commencing on the date a fully executed copy of this Agreement is received by Buyer in accordance with Article 13 hereof and expiring at midnight, New York time, on the 30th calendar day thereafter or the first business day after such 30th day if such 30th day is not a business day.

              1.8 "Permitted Exceptions" means those certain title exceptions set forth in EXHIBIT 6 attached hereto that are approved by Buyer in accordance with the terms of Article 6 hereof.

              1.9 "Personal Property" means all personal property and equipment (if any) owned by Seller and located on the Real Estate.

              1.10 "Deposit" means a deposit, to be paid by Buyer to Escrow Agent upon the execution hereof, in the amount of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS, plus all interest earned thereon.

              1.11 "REA" means the certain Operation and Basement Agreement dated December 12, 2000, between Target and Seller recorded as document Number 2000-0955893 as amended Buyer acknowledges receipt of a copy of the REA.

              1.12 "Environmental Report" means that certain Phase I Environmental Assessment dated March 13, 2000 and prepared by SPREDIER & ASSOCIATES. Buyer acknowledges receipt of a copy of the Environment Report.

              1.13 "Development Agreement" shall mean that certain Amended and Restated Development Agreement dated December 1, 2000 between Seller (as successor by assignment from Barclay Holdings XVI, L.L.C. d/b/a Barclay Group) and the

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                     City of Peoria, Arizona dated December 1, 2000, and
                     recorded as document number 2000-0943910 on December 11, 2000.

       2. SALE AND PURCHASE. In accordance with the provisions of this Agreement, Seller agrees to Sell, convey, assign and transfer to Buyer, and Buyer agrees to purchase and acquire from Seller, subject to the Permitted Exceptions and Space Leases, all of Seller's right, title and interest in and to: (a) the Real Estate, (b) the Space Leases, (c) any Personal Property, (d) any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Real Estate, (c) any strips or gores adjoining the Real Estate, (f) all appurtenances and hereditaments appertaining to the Real Estate (excluding any benefits or reimbursements provided for in the Development Agreement) and (g) the right to use, in common with the Seller (or its successors with respect to the remaining portion of the Shopping Center) the name "Peoria Crossing Shopping Center" provided Buyer's use of same is done in a commercially reasonable manner in connection with the first class operation of the Property.

       3. PURCHASE PRICE. The "Purchase Price" for the Property shall be THIRTY SEVEN MILLION TWO HUNDRED SIXTY EIGHT THOUSAND ($37,268,000.00) DOLLARS and shall be paid as follows:

              A.     (i)    Upon the execution of this Agreement Buyer shall pay
the Deposit to Escrow Agent by bank check to the order of Escrow Agent or wire transfer of federal funds for immediate credit.

                     (ii) The Deposit shall be invested by Escrow Agent in a sound financial institution's money market fund or account which pays interest or dividends, in Escrow Agent's name separate from its personal and business accounts. All investment decisions shall be made by Buyer. If no Closing occurs, all interest or dividends earned shall be paid to the party entitled to the escrowed proceeds, which party shall pay all income taxes thereon. The parties shall furnish Escrow Agent with their respective tax identification numbers. At Closing, Escrow Agent shall pay the Deposit (together with all interest earned thereon) to Seller; and the principal portion of the Deposit shall be a credit against the Purchase Price (but no such credit shall be given for the interest earned on such principal portion of the Deposit, if any, which shall be the property of Buyer). All escrow fees, if any, charged by Escrow Agent shall be equally shared by Seller and Buyer. Escrow Agent stall hold the Deposit as set forth above unless either Seller or Buyer makes a written demand upon Escrow Agent for the Deposit accompanied by an affidavit signed by the party making the demand stating sufficient facts to show that said party is entitled to receive the Deposit pursuant to the terms of this Agreement. Upon receipt of such demand, Escrow Agent shall give ten (10) days written notice to the other party of such demand and of Escrow Agent's intention to remit the Deposit to the party making the demand on the stated date, together with a copy of the affidavit. If Escrow Agent does not receive a written objection before the proposed date for remitting the Deposit, Escrow Agent is hereby authorized to so remit. If, however, Escrow Agent actually receives written objection from the other party before the proposed date on which the Deposit is to be remitted, Escrow Agent shall continue to hold the Deposit until otherwise directed by joint written instructions from Seller and Buyer or until a final judgment of an appropriate court. In the event of a dispute, Escrow Agent may place the Deposit with an appropriate court and, after giving written notice of such action to the parties, Escrow Agent shall have no further obligations with respect to the Deposit. The parties acknowledge that Escrow Agent is acting as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith or in willful or negligent disregard of this Agreement. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney' fees, incurred in connection with the faithful performance of Escrow Agent's duties hereunder. Escrow Agent acknowledges agreement to the provisions of this Agreement applicable to it by signing on the signature page of this Agreement. Notwithstanding the foregoing, Buyer shall have the right to deliver a notice of termination of this Agreement to Escrow Agent and Seller on or prior to the expiration of the Due Diligence Period and Escrow Agent shall be authorized, immediately upon receipt of such notice and verification of Seller's receipt of same, to return the Earnest Money to Buyer. Buyer agrees to return all documents provided to Buyer by or on behalf of Seller to Seller within fifteen (15) days of Tenant's delivery of the notice of termination to Escrow Agent and Seller.

              B. At Closing, and subject to the terms and provisions of this Agreement, Buyer shall pay Seller the balance of the Purchase Price by wire transfer of immediately available federal funds into a so-called "New York Style" closing escrow to be established by the Escrow Agent. Seller shall furnish Escrow Agent with wire transfer instructions prior to Closing.

              C.     Intentionally Deleted.

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              D.     In connection with any Personal Property included in the
sale, the parties agree that no part of the Purchase Price shall be deemed to have been paid by Buyer on account thereof.

       4.     CONDITIONS PRIOR TO CLOSING; DUE DILIGENCE PERIOD.

              4.1 (A) Buyor shall at Closing accept the Property in AS IS physical condition as exists on the date hereof, subject to reasonable wear and tear between the date hereof and the Closing Date. Buyer acknowledges that Buyer will have the Due Diligence Period to inspect the Shopping Center or cause an inspection thereof to be made on Buyer's behalf and it is understood and agreed that neither Seller nor any person acting or purporting to act for Seller has made or now makes any representation as to the physical condition (latent or patent or otherwise), income, expense, operation, legality of current rents, or any other matter of thing affecting or relating to the Shopping Center except as herein specifically set forth, Buyer hereby expressly acknowledges that except as expressly set forth herein, no such representations have been made and Buyer further agrees to take the Shopping Center "as is" as of the date hereof and subject to normal use, wear, tear, and deterioration between now and Closing. Buyer agrees that Seller is not liable or bound in any manner by any financial or written statements, representations, real estate brokers' "set-ups", or information pertaining to the Shopping Center furnished by any real estate broker, agent, employee, trustee, servant or other person, unless the same are Specifically set forth herein. It is understood and agreed that all understandings and Agreements heretofore had between the parties are hereby merged in this Agreement which alone fully and completely expresses their agreement and that the same is entered into after full investigation, neither party relying upon any statement or representation made by the other not embodied in this Agreement.

              (B) SELLER'S REQUIRED PRE-CLOSING DELIVERIES

Seller shall, as soon as practicable after the date of this Agreement hut not later than five (5) business days after the date of this Agreement, deliver to Buyer the following (which are referred to herein as "Pre-Closing Deliveries"):
(a) copy of the Space Leases affecting the Property; (b) a certification from Seller (pursuant to the terms of the Rent Roll (Exhibit 2) setting forth the name of each tenant at the Property and the date of the Space Leases and any modifications or amendments thereto, the amount of rent payable by each tenant throughout the term of its respective Space Lease, any concessions granted to the tenants, the amount of security deposits, if any, (or a certification that Seller is not holding any security deposits), the expiration date of the Space Leases, and the existence of any options to renew or extend the term of the Space Leases or to purchase all or any part of the Property and such information with respect to any subtenant if Seller has knowledge thereof; (c) a certification by Seller that there are no employees at the Property; (d) a certification by Seller that, other than as disclosed to Buyer, there are no service agreements, maintenance contracts or other similar agreements affecting the Property; (e) copies of the most recent tax bill for the Property, together with copies of any notice of assessments received by Seller, or any other information relative to taxes assessed against the Property; (f) copies, if any, of any environmental reports, architectural drawings, warranties, guarantees, plans and specs or any similar document in Seller's possession relating to the Property; (g) copies of any insurance policies or certificates insuring the Property, whether purchased by Seller or by the tenants under the Space Leases;
(h) copies of certificates of occupancy for each tenant at the Property and copies of any building code violations received by Seller with respect to the Property during the last two years and evidence reasonably acceptable to Buyer that such violations have been corrected, or a certification from Seller that it has not received any notice of building code violations; (i) the materials described on Buyer's Due Diligence Checklist, attached hereto as Exhibit 12, and made a part hereof; (j) as applicable (depending upon the number of years the Property has been operating), an operating statement for the Property for the two calendar years prior to the year of the date hereof, and monthly operating statements for the Property for each month of the year of the date hereof. Such statements shall include reasonable detail of all items of income and expense, other than construction costs as well as all items of capital expenditures made during the relevant periods, other than capital expenditures made in connection with the initial construction of the Shopping Center.

              4.2 On and after the date hereof, Buyer shall have access to the Property for the purpose of making engineering, survey or non-intrusive Inspections and independent investigations; and Seller will on receipt of reasonable prior written notice, provide Buyer with access to information within its possession or control with respect to the Property, including (without limitation) full and accurate copies of Space Leases, Service Contracts, title information or instruments, and books and operating records of the Shopping Center. Buyer agrees to defend, indemnify and hold Seller harmless from any personal injury or property damage caused by Buyer in doing any testing, inspections or survey and such obligation shall survive the Closing or sooner termination of this Agreement. Buyer shall give Seller true, accurate and complete copies of all written reports prepared by third parties resulting from Buyer's inspections and investigations.

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              4.3    (a)    Buyer shall have the Due Diligence Period within
which to inspect and examine the Real Estate, the Space Leases and the Service Contracts.

                     (b) In the event that during the Due Diligence Period, Buyer, in its sole judgment, and absolute discretion, determines that Buyer is not satisfied with the condition of the Real Estate, the Property, the Space Leases or the Service Contracts then, prior to the end of the Due Diligence Period, Buyer shall have the right by giving written notice to Seller and Escrow Agent to cancel and terminate this Agreement without liability except as set forth in Sections 4.2 and 15.8. Upon receipt of such notice prior to the end of the Due Diligence Period, Escrow Agent shall deliver the Deposit to Buyer. In the event Buyer fails to give such notice prior to the end of the Due Diligence Period, Buyer's right to cancel this Agreement pursuant to this Section 4 shall lapse.

              4.4 Replat of Shopping Center and Real Estate. During the Due Diligence Period Seller shall prepare a proposed replat of the Real Estate, from the Shopping Center of which it is a part such that the Real Estate will be comprised of a separate lot(s) for real estate taxes and other purposes (the "Replat"). The Parties acknowledge that such Replat is subject to Target's approval and then City of Peoria's approval (the "City"). On or before closing, Seller shall either: (i) submit same for approval and recording with the City or
(ii) advise the City of the proposed Replat and of its intention of selling the Real Estate to Buyer before the Replat has been submitted or accepted for recording. Buyer acknowledges that the Closing may occur without such Replat being recorded and/or approved by the City or other applicable government authorities. In fee event the Replat is not completed (i,e. submitted, approved by the City and recorded) as of the Closing, the Seller may convey and the Buyer agrees to accept the transfer of the Real Estate based on a metes and bounds description of such Real Estate (which Title Company will insure). Seller at its sole cost and expense agrees to continue to use its diligent good faith efforts to complete the Replat of the Real Estate after Closing and Buyer agrees to cooperate with Seller to obtain same, which may include de minimus adjustments to boundaries of the Real Estate to the extent required by the City.

              4.5 THE "BUYER DECLARATION". The OEA only provides for two (2) Approving Parties as defined therein in as Target and Seller. Accordingly during the Due Diligence Period Buyer and Seller shall negotiate an Agreement that will provide for a process between Buyer and Seller for any approvals required by Buyer under the OEA as it is the intention of the Parties that after Closing Seller shall remain both the "Approving Party" of the Developer Tract and the "Operator", and to ascertain Buyer's percentage of the Developers Tract for purposes of calculating Buyer's share of Common Area Maintenance Costs as such terms are defined in the OEA.

              4.6 KOHL'S AMENDMENT. The Space Lease with the tenant Kohl's Department Stores, Inc. ("Kohl's") dated May 7, 2002 as amended ("Kohl's Lease") provides that Landlord shall endeavor to obtain an amendment to the OEA to provide that Kohl's may maintain the Kohl's Trust as such term is defined in the Kohl's Lease. It shall be a condition of closing that Seller provide an amendment to the Kohl's lease acknowledging Target will not consent to such an amendment to OEA and such condition is deemed waived if Target does agree to so amend. In addition the Kohl's lease provides that Kohl's has an option to lease additional space referred to as the "Expansion Space". It shall be a condition of closing that Seller obtain an amendment to the Kohl's lease to include the Expansion Space into the Kohl's lease, acknowledging that Kohl's will pay for any and all CAM, real estate taxes and insurance for such Expansion Space.

              4.7 "BUYER OPTION." The Kohl's lease provides that Kohl's may expand its Building and build onto the Expansion Space. In the event Kohl's were to exercise its option and build on the Expansion Space, the Kohl's Tract would not contain enough additional parking spaces (the shortfall) to satisfy the parking ratio requirements under the OEA which contains enough parking spaces to make up the shortfall. Accordingly in the event Kohl's exercises its right to expand into the Expansion Space Seller (or its successor in interest) agrees to sell Parcel X as set forth on Exhibit _____ for One Hundred Twenty Five Thousand Dollars $125,000.00 ("the Option Land"). At closing the parties shall enter into an Option Agreement and record notice of Option Agreement against Parcel X.

       5.     ADJUSTMENTS AND PRORATIONS.

              5.1 Seller shall be entitled to all income produced from the operation of the Property which is allocable to the period prior to the Closing Date and shall be responsible for all expenses allocable to that period; and Buyer shall be entitled to all income and responsible far all expenses allocable to the period beginning at 12:01 A.M. on the Closing Date. At Closing, all items of income and expense with respect to the Property shall be prorated in accordance with the foregoing provisions and the rules for the specific items set forth hereafter:

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                     5.1.1  Seller shall arrange for a billing under all
those Service Contracts for which fees are based on usage and with utility companies for a billing for utilities, to include all utilities or service used up to the Closing Date, and Seller shall pay the resultant bills. In the event any of the Service Contracts set forth in EXHIBIT 3 cover periods beyond the Closing Date the same shall be prorated on a per diem basis.

                     5.1.2 Real estate taxes, general, special and/or betterment assessments and personal property taxes shall be prorated for those taxes which are due and payable as of the Closing Date. In the event that as of the Closing Date the actual tax bills for the tax year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates, millages and assessed valuation of the previous year, with known changes, shall be used; and after the Closing occurs and when the actual amount of taxes for the year or years in question shall be determinable, such taxes will be re-prorated between the parties to reflect the actual amount of such taxes.

                     5.1.3 Rentals and other payments (other than "percentage rent" and common area maintenance charges which are dealt with in SECTION 5.1.4 and SECTION 5.1.6) which are payable pursuant to Space Leases shall be prorated on a per diem basis as and when collected (subject to the provisions of Section 5.3). Buyer shall not be obligated to make any payment or give any credit to Seller on account of or by reason of any rental or other payments which are unpaid as of the Closing Date, but shall be required to turn over Seller's share of the same within ten (10) days if, as and when received by Buyer after the Closing; likewise, Seller agrees to turn over Buyer's share of any payments received from tenants applicable to any period from and after the date of Closing within ten (10) days of Seller's receipt of same; this provision shall survive Closing.

                     5.1.4 Percentage rent; if any, payable under each Space Lease shall be prorated with respect to the lease year thereunder in which Closing occurs on a per diem basis as and when collected. Any percentage rent collected by Buyer including any percentage rent which is delinquent and pertaining to (i) an entire lease year or accounting period of a tenant under a Space Lease which ends on a date prior to the Closing Date, or (ii) that portion of a lease year or accounting period of such tenant covering a period prior to the Closing Date where such lease year or accounting period begins prior to the Closing Date and ends thereafter shall in both cases be paid to Seller within ten (10) days of receipt by Buyer; and if any tenant's Space Lease provides for offsets or deductions against percentage rent, then such offsets or deductions shall be prorated in the same manner as the percentage rent itself is prorated. This provision shall survive Closing.

                     5.1.5 Gas, water, electricity, heat, fuel, sewer and other utilities charges to which SECTION 5.1.1 cannot be applied, and the governmental licenses, permits and inspection fees and operating expenses relating to the Shopping Center (expressly excluding therefrom, however, such expenses relating to the initial construction of the Shopping Center), shall be prorated on a per diem basis.

                     5.1.6 Common area maintenance expenses and charges shall be prorated. Seller shall be responsible for all common area expenses and charges incurred prior to the Closing Date, and Buyer shall be responsible for the same accruing on and subsequent to the Closing Date. All common area expense payments made by each tenant and such charges paid under its Space Lease for the entire lease year during which the Closing occurs, including end-of-year adjustments, if any, shall be prorated between Seller and Buyer in the following manner: Not later than three (3) days prior to Closing, Seller shall deliver to Buyer, with regard to each Shopping Center tenant required to pay common area charges ("CAM Charges") under its lease, a detailed computation showing all CAM Charge expenses incurred by Seller for the period from the beginning of each such tenant's then current billing period for CAM Charges (e.g., calendar year, lease year, etc.) through the Closing Date, any CAM estimated payments or charges collected by Seller relating to such tenant (hereinafter "CAM Estimates"), and a bill for the tenant's pro rata share of CAM Charges (i.e., for CAM charges through the Closing Date net of any such CAM Estimates held by Seller), together with all invoices and other evidence documenting such CAM Charges in detail required by such tenant's lease. Buyer shall send any such bills to tenants promptly following Closing, in which event such tenant shall pay any amount shown due directly to Seller, and except as otherwise stated in
Section 5.3.3 below Buyer shall have no responsibility to collect same. However, if any tenant rightfully refuses to pay such bill for CAM Charges due through the Closing Date, then Buyer shall resubmit such bill to any such tenant at the same time as Buyer next submits Buyer's own bill to any such tenant; and any payment thereafter made by any such tenant on account of CAM Charges shall belong to and be forwarded within ten (10) days of its receipt to Seller until Seller's bill is paid in full.

                            Any CAM Estimates for any tenant shall be retained
by Seller up to the amount of the pre-Closing CAM Charges payable by such tenant as evidenced by such bills and

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computations delivered by Seller at Closing, and Buyer shall receive a credit for any excess CAM Estimates collected by Seller.

                     5.1.7 All prepaid rentals, other prepaid payments (other than monthly real estate tax estimates or installments), security deposits paid pursuant to Space Leases, electric, gas, sewer and water deposits deposited with Seller by tenants, (including any accrued interest required under any Space Lease on all of the foregoing, unless Seller is entitled to retain the benefit thereof) under any Space Leases, license agreements or concession agreements relating to the Property, shall all belong to Buyer and all shall be assigned and delivered to Buyer at Closing, whereupon Seller shall be released from all liability with respect thereto. At Seller's option, Buyer shall receive a cash credit in the amount of all Security Deposits to be delivered to Buyer at Closing, and Seller may retain same.

                     5.1.8 Buyer shall not be responsible for any charges, salaries, vacation pay or fringe benefits of employees of Seller prior to or following the Closing and none of the foregoing shall be prorated.

              5.2 All prorations and payments to be made under the foregoing provisions shall be made on the basis of a written statement or statements delivered to Buyer by Seller and approved by Buyer. In the event any prorations, apportionments or computation shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the one from who it is entitled to such adjustment within two (2) years after the erroneous payment or computation was made; this provision shall survive Closing.

              5.3 All accounts receivable flowing from the Property shall be treated as follows:

                     5.3.1 Buyer and Seller agree to treat all base or minimum rental payments received from a tenant as applicable to base or minimum rent which was owed by that tenant, if any, first for the month prior to the month in which Closing occurs and next for the month in which Closing occurs until the base or minimum rental amount due to Seller for such periods have been collected. In the event that there remains any unpaid base or minimum rent for a period prior to such periods, all payments of base or minimum rent received from such tenant shall be applied to sums owed Buyer before any part thereof shall be treated as belonging to Seller. In the event that there remains any unpaid tenant receivable other than base or minimum rent (including without limitation any tax, CAM, insurance or percentage rent payments) for any period prior to Closing, all payments received from any tenant in arrears (whether base or minimum rent or any other amount) shall be applied first to any such sums owed Buyer from such tenant before any part thereof shall be treated as belonging to Seller.

                     5.3.2 In the event that any tenant of Seller or Buyer shall hereafter apply or shall have heretofore applied for relief under the provisions of any bankruptcy or similar laws for the protection of debtors, the provisions of SECTION 5.3.1 shall not apply, and the parties shall have the right to seek collection of their respective accounts, their entitlements being determined by the Closing and the other provisions of this Agreement. Neither party shall have the right to enter into any transactions that purport to compromise claims belonging to the other, without the other party's prior written consent.

                     5.3.3 If at the Closing Date any tenants owe Seller any money (i.e. reimbursements to Seller for payment of liens or violations on the Property that were created by tenant(s) but that Seller is required hereunder to satisfy in order to effectuate the sale of the Property), Seller shall have the right, subsequent to the Closing, to collect such sums directly from the tenants, including bringing lawsuits against the tenants (at Seller's sole expense) for such collection (except that Seller is prohibited from bringing a lawsuit against any tenant(s) to collect rent arrears; instead Buyer agrees to use commercially reasonable efforts to collect such arrears on Seller's behalf); provided, however, Seller agrees that any such legal action or collection shall not include any disturbance of the possession, use or occupancy of the tenants or any right to evict the tenants, whether pursuant to the lease provisions or otherwise, and Buyer shall at Seller's expense join in any lawsuit and/or also participate or cooperate with Seller in its collection attempts. Buyer will (at Seller's expense) join in such a lawsuit or action only if the same does not include or require disturbance of the possession of any tenants.

                     5.3.4 In the event Seller has granted rent concessions to tenants under space lease(s) that would extend beyond the Closing Date, Buyer shall receive credit for same.

              5.4    The provisions of this Article 5 will survive Closing.

       6.     TITLE AND SURVEY.

              6.1 Seller shall convey and Buyer shall accept, subject to the right of Buyer to review and approve all title matters, documents and plats of record in regard to the condition of title to

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the Property, title such as the Title Company will be willing to approve and insure subject only to Permitted Exceptions as provided for in this Agreement. Buyer acknowledges that it has heretofore received copies of Seller's existing title insurance policy for the Real Estate (the "Existing Title Policy") and of Seller's existing survey of the Real Estate (the "Existing Survey"). Promptly following the execution of this Agreement, Buyer may (if it so elects) obtain (at Buyer's sole expense) updates of the Existing Survey to the certification standards described upon the Surveyor's certification attached hereto as Exhibit 13 and made a part hereof (such updated survey hereinafter referred to as the "Updated Survey"); if Buyer does obtain such an Updated Survey, Buyer shall cause it to be certified to Seller and Buyer shall promptly furnish Seller and the Title Company with a copy thereof. Promptly following the execution of this Agreement, Buyer shall also (at Buyer's sole expense) obtain a commitment for ALTA Form B Fee Title Insurance (the "Title Commitment"); and Buyer shall promptly cause the Title Company to furnish Seller with true accurate and complete copies thereof (including true, accurate and complete copies of all underlying title exception documents referenced therein). Not later than the expiration of the Due Diligence Period, Buyer shall give Seller written notice ("Buyer's Title/Survey Notice") of any title exceptions which are contained in the Title Commitment and/or the Survey which are not Permitted Exceptions. Failure by Buyer to give Buyer's Title/Survey Notice (or to object to any matter referenced in the Title Commitment) to Seller on or before said date shall constitute Buyer's final and irrevocable approval of the condition of title (and to any such unobjected to matter) in and to the Real Estate. If Buyer's Title/Survey Notice shall be timely given Seller shall have a period of fifteen
(15) days following Seller's receipt of Buyer's Title/Survey Notice, to commence to remove, correct, cure or satisfy (provided Seller does in fact elect to so remove, correct, cure or satisfy) any title exceptions that were identified in Buyer's Title/Survey Notice as not being Permitted Exceptions, it being nevertheless agreed that Seller shall have no obligation to undertake any action or to incur any expense in order to effectuate any such removal, correction, cure or satisfaction (except that notwithstanding the foregoing Seller shall be required to remove or discharge any fee mortgages or deeds of trust, as well as any other liens in an ascertainable dollar amount ). In the event that Seller elects not to attempt to remove, correct, cure or satisfy the matter raised in Buyer's Title/Survey Notice, or if having elected to do so, does not within thirty (30) days thereafter, (or such additional time as is reasonably necessary (not to exceed an additional fifteen (15) days without Buyer's written consent) to remove, correct, cure or satisfy the matter(s) so raised using commercially reasonable good faith efforts) effectuate any such removal, correction, cure or satisfaction as aforesaid (hereinafter called "title correction"), Buyer shall have the right at its sole option either (a) to terminate this Agreement, in which event the Deposit shall be returned to Buyer and neither party shall thereafter have any further liability hereunder, or (b) to accept such title as is disclosed by the Title Commitment and/or Survey without title correction and without Survey correction and without any reduction to the Purchase Price, thereby waiving any rights against Seller with respect thereto. Said election shall be made by Buyer within three (3) days following Buyer's receipt of written notification by Seller that Seller has not effectuated (or has elected not to effectuate) title correction. In the event that Seller (even though under no duty to do so) shall undertake title correction and/or Survey correction as aforesaid, and shall be successful, this Agreement shall continue in full force and effect and Buyer shall close the transaction contemplated hereby in accordance with the terms hereof. In the event that Seller shall only be partially successful in obtaining title and/or Survey correction, Buyer shall have the same alternative rights as Buyer would have in the event Seller had declined to seek title and/or Survey correction, (as set forth above). Buyer shall make its election within three (3) days after Buyer's receipt of written notice from Seller to Buyer of the extent to which title and/or the Survey has been corrected.

              6.2 If at the Closing Date there may be any liens or encumbrances which render title unmarketable or otherwise are not permitted title exceptions hereunder, and which Seller is obligated or desires to pay and discharge, Seller may use any portion of the balance of the Purchase Price to satisfy the same, provided Seller shall simultaneously either deliver to Buyer at the Closing instruments in recordable form and sufficient to satisfy such liens and encumbrances of record together with the cost of recording or filing said instruments; or provided that Seller has made arrangements with the title company in advance of Closing, Seller will deposit with said company sufficient monies, acceptable to and required by it to insure obtaining and the recording of such satisfactions and the issuance of title insurance to Buyer either free of any such liens and encumbrances, or with insurance against enforcement of same out of the insured premises. The existence of any such liens and encumbrances shall not be deemed objections to title, if Seller shall comply with the foregoing requirements. Unpaid liens for taxes, water charges, sewer rents and assessments which are the obligation of Seller to satisfy and discharge shall be objections to title, and thus the amount thereof, plus interest and penalties thereon, shall be deducted from the Purchase Price to be paid hereunder and allowed to Buyer, subject to the provisions for apportionment of taxes, water charges and sewer rents contained herein. Unpaid franchise tax of any entity in the chain of title to which such tax is applicable, or estate, income or other taxes which may be liens against the Property as of the Closing Date shall not be an objection to title, provided the title company agrees to insure against the collection of said taxes from the Property and in such event if required by the title company, Seller agrees to deposit at Closing with the title company an amount deemed reasonable by it to secure the payment of such unpaid franchise tax, or other tax.

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              6.3    In the event that Seller is unable to convey title in
accordance with the terms of this Agreement, or if any representation of Seller herein is untrue in a material respect on the Closing Date and Seller does not correct same (it being understood Seller will be entitled to a reasonable adjournment of Closing for such purpose, not to exceed fifteen (15) days), the sole responsibility of Seller will be to refund (or cause to be refunded by the Escrow Agent) to Buyer any amount paid on account of the Purchase Price; upon the making of such refund, this Agreement shall be deemed canceled, neither party shall have any further claim against the other by reason of this Agreement, except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8.

              6.4 All costs of obtaining the Title Commitment, the policy of title insurance to issue at Closing (in form subject to Buyer's sole discretion, and agreed to prior to the expiration of the Due Diligence Period) with premium up to the amount of the Purchase Price the costs of any excess coverage or endorsements includes Zoning 3.1; Survey; Access, Usury, Location, Tax ID, Contiguity, EPA, Comprehensive and Doing Business shall be borne by Buyer (the "Title Policy") and Survey shall be borne by Buyer, expressly excluding therefrom, however, the costs to release any monetary encumbrance affecting the Property and any title curative endorsements which shall be borne by Seller.

       7.     DAMAGE, DESTRUCTION OR REQUIRED ALTERATION.

                     7.1 Prior to Closing, in the event of any damage to or destruction of all or part of the Real Estate (notice of which shall be given to Buyer by Seller as soon as practicable following its occurrence), then Seller shall have the right (but not the obligation) to adjourn the Closing Date for up to sixty (60) days in order to repair or replace such damage or destruction, except that if the cost of such repair or replacement exceeds ten percent of the Purchase Price, then in any such case (i) Buyer shall have the right to terminate this Agreement by giving Seller written notice of its intention to do so, such notice by Buyer to Seller to be given not later than three (3) days after Buyer shall have received the notice from Seller of such aforesaid occurrence, (in which event the Deposit shall forthwith be returned to Buyer, whereupon this Agreement shall be null and void and of no further force or effect whatsoever, except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8); or (ii) if Buyer elects not to (or does not have the right to) terminate this Agreement, this Agreement shall continue in full force and effect except that at Closing Buyer shall receive an abatement of the Purchase Price in an amount equal to Seller's reasonable good faith estimate of the amount required to repair and restore all unrepaired damage (and Seller shall retain all rights to collect insurance proceeds for such loss). Buyer may elect to have its architect provide a good faith estimate of the amount required to repair and restore all unrepaired damage. If Seller's estimate disagrees with Buyer's architect's estimate, the parties shall select another architect to make a final determination of the amount required to repair and restore all unrepaired damage and both parties shall be bound by the third architect's determination. The party whose architect differs most from the third architect's determination shall pay the third architect's fee.

                     7.2(a) In the event that any governmental authority having jurisdiction of all or part of the Real Estate has notified Seller before the Closing that some alteration of or addition to the Real Estate is required to be made by law, rule or regulation (notice of which shall be given to Buyer by Seller as soon as practicable after its receipt) or otherwise requires a cure of a violation, then (subject to the provisions of Section 7.2(b)) Seller shall have the right (but not the obligation) to undertake such alteration or addition or cure; provided, however, that if the cost of such alteration or addition or cure shall exceed the sum of one (1%) percent of the Purchase Price, then in such event Seller may either elect to pay the entire cost and cure the same before the Closing or may decline to undertake the same, in which event Buyer shall have the option, exercisable within three (3) days following notice from Seller of the requirement and Seller's refusal to comply therewith, (i) to terminate this Agreement by giving Seller notice thereof (in which event the Deposit shall forthwith be returned to Buyer, whereupon the Agreement shall be null and void and of no further force or effect whatsoever, except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8); or (ii) if such notice of termination is not timely given, to proceed with the Closing, in which event the Purchase Price shall be reduced by Seller's reasonable good faith estimate of the cost to cure, up to the maximum sum of one percent of the Purchase Price. Buyer may elect to have its engineer provide a good faith estimate of the cost to cure. If Seller's estimate disagrees with Buyer's architect's estimate, the parties shall select a another engineer to make a final determination of the cost to cure and both parties shall be bound by the third engineer's determination. The party whose engineer differs most from the third engineer's determination shall pay the third engineer's fee.

                     (b)    Notwithstanding the foregoing provisions of
Section 7.2(a), Seller may elect but shall have no obligation to cure or pay for, any violation which either (i) is first placed (i.e., notice first given to Seller or first placed of record) after the date of this Agreement, or (ii) is the

                                       8

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responsibility of a Shopping Center tenant to cure or discharge pursuant to its
Space Lease. In the event Seller elects to cure or pay for such violation(s), Seller shall have a period of fifteen (15) days after receipt of notice of the violation to commence to cure or pay for same, and shall proceed with diligence to cure same, however, if Seller elects to cure a violation, and Seller reasonably believe that the Closing Date (as hereinafter defined) will need to be extended more than thirty (30) days to effectuate the cure, then Seller shall not commence to cure the violation then Buyer may elect to (i) complete the purchase without any adjustment in the Purchase Price or (ii) terminate the Agreement in such event, unless Buyer agrees to the required extension. In the event Seller elects not to cure or pay for such violation, the sole responsibility of Seller will be to refund (or cause to be refunded by the Escrow Agent) to Buyer any amount paid on account of the Purchase Price; upon the making of such refund, this Agreement shall be deemed cancelled, neither party shall have any further claim against the other by reason of this Agreement, except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8.

       8. EMINENT DOMAIN. In the event that any eminent domain proceedings shall be commenced prior to the Closing affecting (i) any of the parking area(s) within the Real Estate or any access roadway serving the Real Estate that is not replaced by an access roadway in a comparable location with respect to the Real Estate; or (ii) which is of such a nature as would permit any tenant occupying leased premises to cancel its Space Lease, Buyer shall have the right to terminate this Agreement, by written notice given to Seller within three (3) days after the event, (in which case the Deposit shall forthwith be returned to Buyer, whereupon the Agreement shall be null and void and of no further force or effect whatsoever). In any case wherein Buyer has the right to terminate this Agreement pursuant to this Section 8 and Buyer elects not to terminate, or in any case wherein Buyer does not have the right to terminate, Buyer and Seller shall consummate Closing on the Closing Date, without any reduction to or abatement of the Purchase Price, and all theretofore unpaid condemnation awards shall belong to Buyer.

       9. NO ASSIGNMENT. Buyer shall not have the right to assign this Agreement or its rights under this Agreement without obtaining in each instance Seller's prior written consent. Notwithstanding the foregoing, Buyer shall have the right, without Seller's consent, to assign its entire right, title and interest in and to this Agreement, expressly including the Deposit, to any entity controlling, controlled by, or under common control with Buyer or Inland Real Estate Trust, Inc., a Maryland corporation, (an "Affiliate"); provided that, not less than three (3) business days prior to Closing, Seller receives an executed assignment and assumption agreement, in a commercially reasonable form, which expressly assigns the Deposit and in which such assignee expressly assumes performance of this Agreement for the benefit of Seller. No such assignment or designation shall relieve or release Buyer from any obligations under this Agreement (whether arising pre- or post-closing), and Buyer shall remain jointly and severally liable for all of same together with such assignee.

       10. COVENANTS AND REPRESENTATIONS. As of the date hereof, and to the best of Seller's knowledge, Seller covenants, warrants and represents to Buyer the following:

              10.1 Seller has obtained any consents from partners and/or shareholders required to permit the transactions contemplated by this Agreement including the sale of the Property to Buyer.

              10.2 There is no pending or threatened litigation affecting the Property brought by or against Seller that would materially adversely affect Buyer except as set forth in EXHIBIT 7 attached hereto and made a part hereof. If Seller is served with process or receives notice that litigation relating to the Property has been commenced against it, Seller shall promptly notify Buyer. The provisions of this Section shall not apply to any litigation relating to the property involving personal injury or property damage(s) covered by insurance.

              10.3 The Space Leases described in EXHIBIT 2 comprise all the Space Leases presently existing, and same have not been materially amended or modified except (if at all) as may be set forth in Exhibit 2. Seller has neither given nor received any outstanding, uncured notice of default to or from any Space Lease tenant. Following a date which is five (5) business days prior to the expiration of the Due Diligence Period (the "Cut Off Date"), and prior to Closing, Seller will not, without the prior written consent of Buyer(which Buyer agrees not to reasonably withhold or delay), cancel (except for default by a tenant) or materially amend any Space Lease, or enter into any new Space Lease or any Service Contract affecting the Property not cancelable on 30 days notice. On or prior to the Cut Off Date, Seller may take any of the foregoing actions without Buyer's consent, provided it delivers a copy of any new documentation evidencing same to Buyer not later than three (3) business days prior to the expiration of the Due Diligence Period.

              10.4 Except as otherwise expressly provided herein, there are no contracts or agreements affecting the Property other than the Service Contracts, Space Leases and Permitted Exceptions; and there are no on-site employees or hired persons in connection with the management,

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operation or maintenance of the Property; and Buyer shall have no obligation, liability or responsibility with respect to charges, salaries, vacation pay, fringe benefits or like items subsequent to Closing, nor with any management or employment agreements with respect to the Property.

              10.5 The signatories to this Agreement on behalf of Seller have the power and authority to enter into this Agreement and to bind Seller to the provisions hereof.

              10.6 As of the date hereof: (i) to Scott Archer's knowledge Seller is not aware of and has receive no building code violation notices with respect to the Property (other than notices of violations which have been removed or corrected); and (ii) to Scott Archer's knowledge Seller is not aware of and has received no notices of any action or governmental proceeding in connection with eminent domain, or for a zoning change, which would affect the Property; and (iii) to Scott Archer's knowledge Seller is not aware of any structural problems in the improvements constructed upon the Property and the exterior structures are in good condition and repair.

              10.7 Seller represents that there are no payment or performance obligations outstanding of Seller under the Development Agreement and that there are no such other like unrecorded development agreements.

       11.    THE CLOSING.

              11.1 The Closing shall he held at the Title Company's offices (at the address set forth above) at 9:00 A.M. on the Closing Date. The Closing Date shall be ten (10) business days after the expiration of the Due Diligence Period.

              11.2 At Closing, Buyer shall pay the Purchase Price as adjusted in accordance with the provisions of this Agreement; and Buyer shall execute and deliver such other instruments as Seller may reasonably request in connection with or to consummate the transactions contemplated by this Agreement.

              11.3   (A)    At Closing, Seller shall deliver to Buyer the
following:

              (a) A special warranty deed in favor of Buyer for the Real Estate in proper recordable form, duly executed and acknowledged by Seller.

              (b)    A F.I.R.P.T.A. affidavit.

              (c) It shall be a condition precedent to Buyer's obligation to remit the remainder of the Purchase Price to the Title Company on the Closing Date and effectuate the transaction contemplated herein that on or before the third (3rd) business day prior to the Closing Date, Buyer shall have received an estoppel certificate from each tenant under a Space Lease who occupies more than eight thousand (8,000) square feet (hereinafter "Anchor Tenant"), as well as from seventy (70%) percent of the tenants occupying less than eight thousand (8,000) square feet (each such tenant hereinafter referred to as a "Non-Anchor Tenant") (collectively such Non-Anchor Tenants hereinafter referred to as the "Minimum Threshold"), each such estoppel to be dated not more than 30 days prior to the Closing Date, in either the form required by its Space Lease, or otherwise in the form attached hereto as Exhibit 10, and made a part hereof, as well as Seller's estoppel in the form of Exhibit 10 for any tenant (other than an Anchor Tenant and so long as the Minimum Threshold is met) not delivering an estoppel as required to achieve one hundred percent (100%) estoppel delivery for the Property. If Seller is unable to obtain any such required estoppel from a tenant prior to Closing, Seller shall deliver its own estoppel in the form attached as Exhibit 10 (provided, however, Buyer shall not be obligated to accept Seller's estoppel for any Anchor Tenant nor for more than thirty (30%) percent of the Non-Anchor Tenants at the Property), which shall survive Closing (but if post-Closing Seller delivers any such tenant estoppel, Seller shall be relieved from responsibility under any Seller estoppel it delivered regarding all matters confirmed by such tenant estoppel). If Seller fails to deliver any such required estoppel, Seller shall have no liability by reason thereof provided, however that Seller shall not be required to deliver its own estoppel containing an assertion that Seller in good faith believes to be untrue, and Buyer's sole right shall be to terminate this Agreement and to obtain a refund of the Deposit as set forth in Section 14.3. If any estoppel certificate is dated earlier than forty (40) days prior to the Closing Date, in lieu of requiring Seller to obtain a new estoppel from the subject tenant(s), which shall be required of Seller if any estoppel certificate is dated earlier than sixty (60) days prior to the Closing Date, Buyer agrees that Seller may deliver, at Closing, its representation that to the best of Seller's knowledge, the facts in said estoppel remain true in all material respects as of the Closing Date.

              (d) Seller shall use its commercially reasonable good faith efforts to obtain, prior to the expiration of the Due Diligence Period, an estoppel certificate from each party to, or affected by any declaration, association, reciprocal easement, or like agreement affecting the Property (hereinafter "REA estoppel"). Seller will request that the estoppel be in a form substantially similar to the form attached hereto as Exhibit 11 and made a part hereof. In the alternative, within five (5) days of the date this Agreement is fully executed by Seller and Buyer, Seller shall provide Buyer with the necessary information for each REA party such that during the Due Diligence Period, Buyer may request the REA estoppel from the REA parties directly. In the event Seller and Buyer are unable to obtain these estoppels despite Seller's commercially reasonable good faith efforts prior to the expiration of the Due Diligence Period, Seller may deliver and Buyer may accept (although nothing contained herein shall require Buyer to accept), its own estoppel in the form attached as Exhibit 11, which shall survive Closing (but if post-Closing Seller delivers any such REA estoppel, Seller shall be relieved from responsibility under any Seller estoppel it delivered regarding all matters confirmed by such "REA" estoppel).

              (e) It shall be a condition precedent to Buyer's obligation to remit the remainder of the Purchase Price to the Title Company on the Closing Date and effectuate the transaction contemplated herein that on or before the third (3rd) business day prior to the Closing Date, Buyer shall have received an assignment of all warranties and guaranties, if available, for materials and workmanship benefiting the Property, including an acknowledgment by the material and/or service provider of the acceptance of the assignment where required by the terms of the warranty and/or guaranty, with all fees and costs of such assignment (and inspection, if required) (not to exceed One Thousand Dollars ($1,000.00)) being paid at the sole cost and expense of Seller; any such costs or fees in excess of One Thousand Dollars ($1,000.00) being shared equally between the parties hereto.

                     (B) At Closing, Seller and Buyer shall each execute and deliver to the other the following:

              (a) An Assignment and Assumption Agreement for the Space Leases in the form of EXHIBIT 4 attached hereto.

              (b) An Assignment and Assumption Agreement for the Service Contracts, in the form of EXHIBIT 5 attached hereto.

              (c) Notices to tenants, in the form attached hereto as Exhibit 14, and made a part hereof, notifying them of the sale and (if applicable) the transfer of their security deposit to Buyer.

              (d) A Master Lease for a term expiring on the earlier of (i) twelve (12) months or (ii) such date as Seller leases the remaining vacant space to achieve 100% Lease-up of the Rent Roll. However subject to the terms of the immediately following sentence, notwithstanding the rent rate per square foot set forth in the Rent Roll for the vacant space in the event Seller leases a portion of said vacant space at a per square foot rate that is greater than provided for on the Rent Roll, then it shall have the right to lease other vacant space at a leaser rate per square foot than as shown on the Rent Roll up to the excess rent so achieved. Lease-up of the Property shall in no event yield an average Fixed Rent and Reimbursements amount that is less than the sum of Fixed Rent and Reimbursements per the Rent Roll. The Master Lease shall be in the form of Exhibit 8 attached hereto and shall incorporate that portion of the Property vacant space for which a bona fide Space Lease(s) has not been executed as of the date of Closing with the "Tenant Conditions" (as hereinafter defined) having been satisfied. For the purposes hereof, the Tenant Conditions for any Property vacant space gross leasable area are hereby defined as
              (i) a signed lease, and (ii) with Tenant either paying full rent and reimbursements or the all conditions precedent to Rent Commencement Date (as defined in such tenant lease) shall have occurred or been satisfied and (iii) with all the leasing commissions and tenant improvement allowances either paid for by Seller or credited to Buyer and (iv) with a certificate of occupancy or its equivalent occupancy permit issued by the local governmental authorities, for such tenant's respective demised premises. If a bona fide Space Lease for the Vacant Space or any portion thereof with the Tenant Conditions satisfied is executed prior to the Closing Date, the parties shall either not enter into a Seller Lease or the applicable provisions thereof (including but not limited to the annual base rent) shall be adjusted accordingly to reflect that portion of the Vacant Space that is leased and thus released and not covered by the Master Lease. It is the intent of the parties that the Master Lease shall be for all Property vacant space notwithstanding the foregoing in calculating the sums due under the Master Lease same shall be reduced by Thirty Eight Thousand and 00/100 ($38,000). Seller acknowledges and agrees that it shall be responsible for placing all vacant space in Vanilla Box condition however, it may be satisfied by second generation space in "as is" condition such that a tenant has already occupied same, and needn't be in "new" condition.

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              (e)    The Buyer Declaration.

              11.4 Each party shall pay its own legal fees and travel and lodging expenses in connection with this transaction. Seller shall pay for all transfer taxes and the parties shall each pay 1/2 of the documentary stamps or recording charges for transfer of title to the Real Estate and the "New York Style" closing escrow fees charged by the Title Company.

              11.5 Buyer also agrees to cooperate with Seller to permit the conveyance of the Property to be consummated as a part of a transaction intended by Seller to qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code and in conjunction therewith to execute such documents as Seller may reasonably request (such cooperation may include, without limitation, accepting a conveyance from a party other than Seller and paying the Purchase Price to a party other than Seller). In no event, however, shall (a) Buyer bear any expense associated with the exchange transaction, (b) Buyer be obligated to take title to Seller's exchange property, (c) the consummation of such tax-free exchange materially delay the conveyance to Buyer of the Property, (d) Buyer have any liability to Seller or any other party for the qualification of the exchange transaction for tax-free exchange treatment under Section 1031 of the Internal Revenue Code or under any other provision and (e) the consummation of such tax free exchange relieve Seller of any of its obligations hereunder.

              11.6 Buyer acknowledges and agrees that any and all sales tax inducements and "Rebate of Costs" as provided for in the Development Agreement, some of which may be allocated for Improvement located on the Real Estate, belong to Seller.

       12.    BROKERS.

              Each party represents and warrants to the other that it dealt with no broker other than Kimco Exchange Corporation (the "Broker") in connection with this transaction. Seller shall pay Broker pursuant to a separate agreement. Each party agrees to defend, indemnify and hold the other harmless from and against any and all loss, liability and expense, including reasonable attorney's fees, that the indemnitee may incur arising by reason of the above representation by the indemnitor being false. The provisions of this Section 12 shall survive Closing.

       13.    NOTICES.    All notices, demands, requests, consents, approvals or
other communications (for the purpose of this Section collectively called "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be valid only if in writing and sent by registered or certified United States mail, return receipt requested, postage prepaid, or delivered by Federal Express or UPS courier service, addressed as follows:

              To Seller:           8383 Wilshire Boulevard
                                   Suite 950
                                   Beverly Hills, CA 90211
                                   Attn: Jerald Friedman
                                   Phone: (323) 866-3519
                                   Fax: (323) 866-3511

                                   with a copy to:

                                   3333 New Hyde Park Road
                                   Suite 100
                                   New Hyde Park, New York 11042
                                   Attn: Barbara E. Briamonte, Esq.
                                   Phone: (516) 869-7157
                                   Fax: (516) 869-7201

              and a copy to:       Barclay Group
                                   15974 N. 77th Street
                                   Suite 100
                                   Scottsdale, AZ 85260
                                   Attn: Scott Archer
                                   Phone: (480) 596-9399
                                   Fax: (480) 596-6366

       To Buyer:                   Inland Real Estate Acquisitions, Inc.
                                   2901 Butterfield Road Oakbrook, IL 60523
                                   Phone: (630) 218-4948

                                   Fax: (630) 218-4935
                                   Attention: G. Joseph Cosenza

                                   with a copy to:

                                   The Inland Group, Inc.
                                   2901 Butterfield Road
                                   Oak Brook, IL 60523
                                   Attn: Robert Baum, General Counsel
                                   Facsimile Nos: (630) 218-4900
x                                  Copy via facsimile:
                                   Charles R. Benvenuto (630) 571-2360

              To Escrow Agent:     CHICAGO TITLE & TRUST COMPANY
                                   171 North Clark Street
                                   Chicago, Illinois 60601
                                   Attn: Nancy Castro, Escrow Agent
                                   Phone: (312)223-2709
                                   Fax: (312) 223-2108

or such other address as such party shall hereafter have specified by Notice given by the same means. Any Notice shall be deemed given when delivered to the carrier delivering same, delivery charges prepaid, and properly sealed and addressed. Any Notice may also be given by telecopier to the following numbers:
Seller (516) 869-7201, Buyer (843) 852-3675, (630) 218-4935, and
(630) 218-4900;, and Escrow Agent (312) 223-2108, Attn: Nancy Castro, provided that a "hard copy" of such notice is sent within one (1) business day after such telecopier transmission in the manner above set forth; and in the case of notice by telecopier (with confirmation sent as aforesaid), notice shall be deemed given upon electronic confirmation of receipt.

       14.    DEFAULTS.

              14.1 If Closing does not take place because of Buyer's default the Deposit shall be retained by Seller as agreed upon liquidated damages as Seller's sole remedy for such default, and thereupon this Agreement shall be null and void and of no further force or effect whatsoever (except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8). The parties hereto expressly agree that Seller's actual damages in the event of a default by Buyer would be extremely difficult or impractical to ascertain and that the amount of the Deposit represents the parties' reasonable estimate of such damages.

              14.2 If Closing does not occur due to Seller's willful default and refusal to close despite Buyer's willingness to do so (such willingness includes waiver by Buyer of any uncured title objection properly made by Buyer under Section 6.1 or material breach of representation or warranty by Seller) (such willful default and refusal being hereinafter referred to as a "Seller Default"), then Buyer, as its sole and exclusive right and remedy as a result of such Seller Default, may elect to either (i) cancel this Agreement, in which event the Deposit shall be returned to Buyer, Seller shall be liable for any title and survey costs, as well as environmental site assessment, appraisal and legal fees theretofore incurred by Buyer (however Seller shall not be obligated to reimburse Buyer more than Twenty-Five Thousand Dollars ($25,000.00) in the aggregate for such environmental site assessment, appraisal and legal fees), and thereupon no party shall have any further right or obligation hereunder (except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8), or (ii) Buyer may enforce specific performance of this Agreement without any reduction or abatement of the Purchase Price, together with the right of Buyer to collect its reasonable attorney's fees and costs of suit, subject to the limitation on Landlord's reimbursement of same described above.

              14.3 Subject to the provisions of Article 14.1 and 14.2 above, if Closing should not occur for any reason whatsoever other than a default by Buyer or a Seller Default (including without limitation by reason of a material breach of representation or warranty of Seller or an uncured title objection properly made by Buyer under Section 6.1, or a failure to deliver any tenant estoppel required hereunder) which Buyer is not willing to waive, then in such event this Agreement shall be and be deemed cancelled, the Deposit shall be returned to Buyer, and thereupon Buyer shall have no other right, by way of damages or otherwise, against Seller notwithstanding the existence of any failure or breach of representation, warranty, covenant, title, provision of estoppel or other Closing condition (provided that Buyer will remain liable on its obligations under Sections 4.2 and 15.8).

       15.    MISCELLANEOUS.

              15.1   The representations, warranties and covenants contained in
Article 10 of this Agreement shall survive delivery of the deed for a period of twelve (12) months. Other than the survival of such representations, warranties and covenants, the acceptance of the deed by Buyer shall be conclusive evidence of the performance by Seller of all of the provisions of this Agreement to be performed by Seller.

              15.2 This Agreement (including the Exhibits attached hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings, if any, with respect thereto.

              15.3 This Agreement may not be canceled, modified, changed or supplemented, nor may any obligation hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing.

              15.4 The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and their respective successors or assigns.

              15.5 "TIME IS OF THE ESSENCE" with respect to all provisions of this Agreement, with the sole exception that each of Buyer and Seller shall be entitled to a single adjournment (not to exceed two (2) business days in any event) of the Closing Date.

              15.6 This Agreement shall extend to and be binding upon the legal representatives, heirs, executors, administrators and, subject to the provisions of this Agreement, the permitted assigns of the parties hereto.

              15.7   Intentionally Deleted.

              15.8 Buyer represents and warrants that it will keep all information and/or reports and/or documents obtained from Seller or its agents (including without limitation the rent and other terms of the Space Leases), or related to or connected with the Property (including without limitation the existence of this Agreement and the Purchase Price) strictly confidential and will not disclose any such information to any person or entity (except for Buyer's attorneys, consultants and advisors and except as required by law; provided that any such parties similarly agree to treat such material confidentially), without the prior written consent of Seller. In amplification and not in limitation of the foregoing, Buyer may not make any public disclosure of the existence or terms of this Agreement prior to Closing.

              15.9 This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State wherein the Property is located. This Agreement shall be construed in accordance with its plain meaning and without reference to any maxim or rule of interpretation providing that a writing should be construed against the party responsible for the drafting thereof.

              15.10 This Agreement shall not be recorded or filed in the public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

              15.11 This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original.

       16.  Conditions Precedent to Buyer's Obligation.

            In addition to the conditions precedent described in Article 11.3(A) (c), (d) & (e), Buyer's obligation to remit the remainder of the Purchase Price to the Title Company on the Closing Date and effectuate the transaction contemplated hereunder is subject to and contingent upon the following:

              (a) The Title Company's issuing or committing to issue the Title Policy insuring that fee simple title to the Property is vested in Buyer as required in Article 6 hereof;

              (b) The completeness, truth and accuracy in all material respects and to the best of Scott Archer's knowledge of the Rent Roll, and any certifications, schedules, covenants and statements prepared and executed by Seller as part of the Pre-Closing Deliveries, the completeness in all material respects and to the best of Seller's knowledge of the Space Leases delivered by Seller as part of the Pre-Closing Deliveries, the completeness, truth and accuracy in all material respects and to the best of Seller's knowledge as of Closing, of the representations and warranties of

                    Seller contained in Section 10 hereof, and the performance by Seller, to the extent possible by the date of Closing, of the covenants contained in Section 10 hereof. It shall be a condition to Buyer's obligation to close with respect to the Property that, at the Closing, Seller shall deliver to Buyer a Certificate that shall confirm, to the best of Seller's knowledge, the truth and accuracy in all material respects, as of Closing, of Seller's representations contained in this Agreement, and the representations contained in such certificate, as well as any continuing obligations of Seller hereunder, shall survive the Closing for a period of twelve (12) months; and

              (c) That as of the date of closing: (i) neither Seller, as landlord under the Space Leases, nor any tenant thereunder, shall be in material default under the terms of any Space Lease and (ii) and eighty-five percent (85%) of the Property gross leasable area being leased to tenants with the Tenant Conditions satisfied.

                       [SEE SIGNATURE BLOCKS ON NEXT PAGE]

      IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.


                                   BUYER: INLAND REAL ESTATE
                                       ACQUISITIONS, INC.


WITNESSES:

---------------------              By: /s/ [ILLEGIBLE]
                                      ------------------------------
                                      Name: [ILLEGIBLE]
                                      Title: President
---------------------                 Date of Execution:  1-7-04
                                                        ------------

                                   SELLER: KIMCO BARCLAY PEORIA CROSSING, L.P.

                                   BY: KIMCO PEORIA 476, INC.
                                       its general partner

WITNESSES:

[ILLEGIBLE]
---------------------              By:/s/ BRUCE M. KAUDERER
                                      ------------------------------
                                      Name: BRUCE M. KAUDERER
[ILLEGIBLE]                           Title: Vice President
---------------------                 Date of Execution:
                                                        ------------


                                   Escrow Agent signs to confirm its agreement with the provisions of Section 3(A)(ii) hereof:


WITNESSES:                         ESCROW AGENT: CHICAGO TITLE & TRUST
                                                 COMPANY


---------------------              By:
                                      ------------------------------
                                      Name: Nancy Castro
                                      Title:
---------------------                 Date of Execution:
                                                        ------------

                              SCHEDULE OF EXHIBITS


       1.     Real Estate

       2.     Space Leases

       3.     Service Contracts

       4.     Assignment and Assumption Agreement - Space Leases

       5.     Assignment and Assumption Agreement - Service Contracts

       6.     Permitted Exceptions

       7.     Schedule of Litigation

       8.     Form of Master Lease

       9.     Site Plan of Vacant Space

       10.    Form of Tenant and Guarantor Estoppel

       11.    Form of REA estoppel

       12.    Due Diligence Checklist

       13.    Surveyor's Certification

       14.    Tenant Notice Letter

       15.    Intentionally Deleted

                                    EXHIBIT 1

                                   REAL ESTATE

                                   [TO FOLLOW]


                                  See Site Plan

                                                               Job No.: 81566014
                                                                  Date: 11/18/03

                                   DESCRIPTION
                                      LOT 1
                                PEORIA CROSSINGS


A portion of the Southeast Quarter of Section 33, Township 3 North, Range 1 East of the Gila & Salt River Base & Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the Southeast corner of said Section 33;
Thence S.88 DEG. 40'25"W., a distance of 1992.52 feet along the South line of the Southeast Quarter of said Section 33;
Thence departing said South line N.00 DEG. 00'00"E., a distance of 65.02 feet to the POINT OF BEGINNING;
Thence S.88 DEG. 40'25"W., a distance of 106:88 feet along a line 65.00 feet North of and parallel to the South line of said Section 33;
Thence N.00 DEG. 00'00"E., a distance of 69.11 feet to a Point on a Curve, the central point bears N.88 DEG. 30'02"E., a distance of 392.02 feet from said Point on a Curve;
Thence Northeasterly along said curve being concave to the Southeast, through a central angle of 26 DEG. 55'20", having an arc length of 184.20 feet;
Thence departing said curve N.59 DEG. 21'32"W., a distance of 261.62 feet; Thence S.00 DEG. 00'54"W., a distance of 385.34 feet;
Thence S.88 DEG. 40'25"W., a distance of 34.98 feet;
Thence N.00 DEG. 00'54"E., a distance of 350.09 feet;
Thence S.88 DEG. 40'25"W., a distance of 276.30 feet;
Thence N.25 DEG. 06'59"E., a distance of 560.69 feet;
Thence N.42 DEG. 41'49"E., a distance of 422.86 feet;
Thence S.90 DEG. 00'00"E., a distance of 224.79 feet;
Thence S.00 DEG. 00'00"W., a distance of 321.72 feet;
Thence S.90 DEG. 00'00"E., a distance of 83.84 feet;
Thence S.00 DEG. 00'00"W., a distance of 416.56 feet to a Point on a Curve, the central point bears S.07 DEG. 59'33"E., a distance of 359.24 feet from said Point on a Curve;
Thence Easterly along said curve being concave to the South, through a central angle of 04 DEG. 11'44", having an arc length of 2631 feet;
Thence departing said curve S.90 DEG. 00'00"E., a distance of 4.10 feet;
Thence S.00 DEG. 00'00"W., a distance of 16.62 feet;
Thence S.84 DEG. 27'36"W., a distance of 15.37 feet;
Thence S.79 DEG. 05'53"W., a distance of 38.73 feet;
Thence S.74 DEG. 10'14"W., a distance of 19.46 feet;
Thence S.68 DEG. 08'00"W., a distance of 34.11 feet;
Thence S.61 DEG. 11'42"W,, a distance of 29.63 feet;
Thence S.53 DEG. 26'55"W., a distance of 55.73 feet;

Thence S.45 DEG. 01'39"W., a distance of 74.58 feet;
Thence S.40 DEG. 30'40"W., a distance of 27.55 feet;
Thence S.22 DEG. 51'42"W., a distance of 17.45 feet;
Thence S.28 DEG. 12'57"W., a distance of 13.61 feet;
Thence S.00 DEG. 00'00"W., a distance of 226.31 feet to the POINT OF BEGINNING;

Said Lot containing 523,102 square feet or 12.01 acres more or less and being subject to any easements, restrictions or rights-of way of record or otherwise.

[GRAPHIC]

                                                               Job No.: 81505020
                                                                  Date: 11/18/03


                                   DESCRIPTION
                                      LOT 3
                                PEORIA CROSSINGS


A portion of the Southeast Quarter of Section 33, Township 3 North, Range 1 East of the Gila & Salt River Base & Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the Southeast corner of said Section 33;
Thence N.00 DEG. 01'24"W., a distance of 1323.31 feet along the East line of the Southeast Quarter of said Section 33;
Thence departing said East line S.88 DEG. 32'54"W., a distance of 637.28 feet along the North line of the South Half of said Southeast Quarter to the POINT OF BEGINNING;
Thence S.01 DEG. 27'06"E., a distance of 132.38 feet;
Thence S.00 DEG. 00'00"W., a distance of 161.80 feet;
Thence N.90 DEG. 00'00"W., a distance of 138.00 feet;
Thence S.00 DEG. 00'00"W., a distance of 158.54 feet;
Thence S.14 DEG. 35'09"E., a distance of 82.29 feet;
Thence S.11 DEG. 14'19"E., a distance of 82.16 feet;
Thence S.26 DEG. 58'12"E., a distance of 31.05 feet;
Thence S.00 DEG. 00'06"W., a distance of 378.67 feet to a Point on a Curve, the central point bears S.60 DEG. 10'44"W., a distance of 265.03 feet from said Point on a Curve;
Thence Northwesterly along said curve being concave to the Southwest, through a central angle of 29 DEG. 59'36", having an arc length of 138.74 feet to a Point on a Curve, the central point bears S.29 DEG. 57'19"W., a distance of 395.51 feet from said Point on a Curve;
Thence Northwesterly along said curve being concave to the Southwest, through a central angle of 3l DEG. 48'26", having an arc length of 219.56 feet;
Thence departing said curve N.90 DEG. 00'00"W., a distance of 110.54 feet; Thence N.00 DEG. 00'00"E., a distance of 400.19 feet;
Thence S.90 DEG. 00'00"E., a distance of 46.35 feet;
Thence N.00 DEG. 00'01"W., a distance of 303.00 feet;
Thence N.01 DEG. 23'23"W., a distance of 154.56 feet;
Thence N.88 DEG. 32'54"E., a distance of 458.88 feet along said North line of the South Half of said Southeast Quarter to the POINT OF BEGINNING.


Said Lot containing 363,336 square feet or 8.34 acres more or less and being subject to any easements, restrictions or rights-of-way of record or otherwise..

[GRAPHIC]

                                                               Job No.: 81505020
                                                                  Date: 12/16/03

                                   DESCRIPTION
                                KOHL'S EXPANSION
                                PEORIA CROSSINGS

A portion of the Southeast Quarter of Section 33, Township 3 North, Range 1 East of the Gila & Salt River Base & Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the Southeast corner of said Section 33;
Thence N.00 DEG. 0l'24"W., a distance of 1323.31 feet along the East line of the Southeast Quarter of said Section 33;
Thence departing said East line S.88 DEG. 32'54"W., a distance of 691.94 feet along the North line of the South Half of said Southeast Quarter;
Thence departing said North line S.00 DEG. 00'00"W., a distance of 162.75 feet to the POINT OF BEGINNING;
Thence continuing S.00 DEG. 00'00"W., a distance of 250.00 feet;
Thence N.90 DEG. 00'00"W., a distance of 80.00 feet;
Thence N.00 DEG. 00'00"E., a distance of 250.00 feet;
Thence S.90 DEG. 00'00"E., a distance of 80.00 feet to the POINT OF BEGINNING.

Said Expansion containing 20,000 square feet or 0.459 acres more or less and being subject to any easements, restrictions or rights-of-way of record or otherwise.

                                    EXHIBIT 2

                                  SPACE LEASES

                                    EXHIBIT 2
                                  SPACE LEASES

                                                                                       1ST AMENDMENT 2ND AMENDMENT
                                                                                         DATE (IF       DATE (IF   OTHER DOCUMENTS
BUILDING               TENANT                         BUSINESS NAME      DATE OF LEASE  APPLICABLE)   APPLICABLE)  (IF APPLICABLE)*
-----------------------------------------------------------------------------------------------------------------------------------
Major A  Petco Animal Supplies, Inc.               Petco                   02/07/02                                Letter Agreement
                                                                                                                   re: square
                                                                                                                   footage dated
                                                                                                                   02/11/03

Major B  Michaels Stores, Inc.                     Michaels                no date                                 Notice of Rent
                                                                                                                   Commencement
                                                                                                                   dated 11/02/02;
                                                                                                                   Letter Agreement
                                                                                                                   dated 05/22/02

Major C  Ross Stores, Inc.                         Ross Dress For Less     08/09/02                                Acknowledgement
                                                                                                                   of Commencement
                                                                                                                   dated 06/24/03;
                                                                                                                   Memorandum of
                                                                                                                   Lease dated
                                                                                                                   08/13/02

Major D  Brown Group Retail, Inc.                  Famous Footwear         12/14/01

Major E  The Dress Barn, Inc.                      Dress Barn              09/04/02

Major F  Anna's Linen Company                      Anna's Linens           04/02/03

Major L  Kohl's Department Stores, Inc.            Kohl's                   May-02                                 Memorandum of
                                                                                                                   Lease dated
                                                                                                                   May 7, 2002

Pad G    2 B Wireless, Inc.                        Voice Stream Wireless   12/04/01

Pad G    Electronics Boutique of America, Inc.     EB Games                03/05/02                                Commencement
                                                                                                                   Date Agreement
                                                                                                                   dated 08/07/03

Pad G    Motherlode, Inc.                          M.E.E. Music            01/30/03                                Guaranty dated
                                                                                                                   01/30/03

Pad G    Shear Quality, Inc.                       Great Clips             06/25/01      04/28/03

Pad G    Sleep America, Inc.                       Sleep America           07/20/01      10/28/02

Pad K    Arizona Grande Cibo, Inc.                 Sarpino's Pizzeria      11/08/02      08/13/03                  Guaranty dated
                                                                                                                   11/08/02

Pad K    Cold Stone Creamery
         Leasing Company, Inc.                     Cold Stone Creamery     03/13/02      07/08/03       11/01/03   Guaranty dated
                                                                                                                   03/13/02

Pad K    Dung Duy Ha and Huong T. Duong            Nail Salon              10/01/03

Pad K    Jeffrey A. Glazier and Lena C. Glazier    It's A Grind             draft

Pad K    KSV Enterprises, LLC                      Quizno's                01/08/02                                Lessor Agreement
                                                                                                                   dated 01/08/02
Pad K    Panda Express, Inc.                       Panda Express            10/02

Pad K    Supercuts, Inc.                           Supercuts               01/21/03

Shops A  Claire's Boutiques, Inc.                  Claire's                11/07/02

Shops A  Payless Shoesource, Inc.                  Payless ShoeSource      09/23/03

Shops A  Sally Beauty Company, Inc.                Sally Beauty Supplies   04/11/02

                                    EXHIBIT 3

                                SERVICE CONTRACTS

                                    EXHIBIT 3

                                SERVICE CONTRACTS

FIRE MONITORING, LEASE AND MAINTENANCE
Protection Systems
2430 S. 20th Street, Suite A
Phoenix, Arizona B5034
Phone: 602-275-8334

MONTHLY LIGHTING INSPECTIONS
GB Maintenance
6112 W. Julie Drive
Glendale, Arizona 85308
Phone: 623-537-3929

MONTHLY LANDSCAPING
ABM Landscape Services
2632 W. Medtronic Way
Tempe, Arizona 85281

MONTHLY DAYPORTER AND PARKING LOT SWEEPING
Pro-Sweep, LLC
P.O. Box 41901
Mesa, Arizona B5274-1901
Phone: 480-464-8050

MONTHLY SECURITY GUARD SERVICES
Alpha Security
6245 N. 35th Avenue
Phoenix, Arizona 85017
Phone: 602-544-1442

TRASH SERVICE
Waste Management of Arizona
1580 E. Elwood Street
Phoenix, Arizona 85040
Phone: 602-268-2222

                                    EXHIBIT 4

                       ASSIGNMENT AND ASSUMPTION OF LEASES

       THIS ASSIGNMENT, made this _____ day of _______________, 2002 by and between KIMCOBARCLAY PEORIA CROSSING, LIMITED PARTNERSHIP, an Arizona limited Partnership, ("Assignor") and INLANDREAL ESTATE ACQUISITIONS, INC., an Illinois Corporation ("Assignee").

                              W I T N E S S E T H:

       Assignor is landlord under all those certain leases described on Exhibit "A" attached hereto and made a part hereof ("Leases") relating to the property described on Exhibit "B" attached hereto and made a part hereof.

       Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor's right, title and interest in and to the Leases.

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

       1. Assignor hereby transfers, assigns and sets over unto Assignee all of Assignor's right, title and interest in and to the Leases, including, without limitation, all of Assignor's right, title and interest in and to the security deposits listed on SCHEDULE A attached hereto and incorporated herein. Assignor agrees to, and hereby does, indemnify, save and hold Assignee harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of landlord under the Leases arising or accruing prior to the date hereof (including without limitation any that relate to the security deposits pursuant to Leases).

       2. Assignee hereby accepts the foregoing assignment and assumes all of Assignor's obligations under the Leases arising from and after the date hereof.

       3. Assignee agrees to, and hereby does, indemnify, save and hold Assignor harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of landlord under the Leases arising from and after the date hereof (including without limitation any that relate to the security deposits assigned and transferred to Assignee hereby).

       4. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                           ASSIGNOR:
                           KIMCO BARCLAY PEORIA CROSSING, L.P.

                           BY: Kimco Peoria 476, Inc., its general partner

                           By:
                                --------------------------------
                           Name:
                           Title:

                           ASSIGNEE:
                           INLAND REAL ESTATE ACQUISITIONS, an
                           Illinois Corporation

                           By:
                                --------------------------------
                           Name:
                           Title:

                                   EXHIBIT "A"

                                   [TO FOLLOW]

                                   EXHIBIT "B"

                                   [TO FOLLOW]

                                    EXHIBIT 5

                 ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

              THIS ASSIGNMENT, made this ____ day of _____________, 2002 by and between KIMCOBARCLAY PEORIA CROSSING, LIMITED PARTNERSHIP, an Arizona Limited Partnership, ("Assignor") and INLANDREAL ESTATE ACQUISITIONS, INC., an Illinois Corporation ("Assignee"),

                              W I T N E S S E T H:

       Assignor is the owner of the property described on Exhibit "A" attached hereto and made a part hereof ("Premises"). Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor's right, title and interest in and to those certain service contracts relating to the Premises described on Exhibit "B" attached hereto and made a part hereof ("Service Contracts").

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

       1. Assignor hereby grants, transfers and assigns to Assignee, its successors and assigns, all of the right, title and interest of the Assignor in and to the Service Contacts. Assignor hereby indemnifies and agrees to defend and hold Assignee harmless from and against all damages, claims, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or relating to the Service Contracts that accrue prior to the date hereof.

       2. Assignee hereby accepts said assignment and assumes all of the Assignor's duties and obligations arising out of the Service Contracts from and after the date hereof. Assignee hereby indemnifies and agrees to defend and hold Assignor harmless from and against all damages, claims, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or relating to the Service Contracts from and after the date hereof.

       3. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective Successors and assigns,

       IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be duly executed the day and year first above written.

                            ASSIGNOR:
                            KMCO BARCLAY PEORIA CROSSING, L.P.

                            BY: Kimco Peoria 476, Inc., its general partner

                            By:
                                ------------------------------------
                            Name:
                            Title:

                            ASSIGNEE:
                            INLAND REAL ESTATE ACQUISITIONS, an
                            Illinois Corporation

                            By:
                                ------------------------------------
                            Name:
                            Title:

                                   EXHIBIT "A"

                                   [TO FOLLOW]

                                   EXHIBIT "B"

                                   [TO FOLLOW]

                                    EXHIBIT 6

                              PERMITTED EXCEPTIONS

       1.  See Schedule 6A attached hereto and made a part hereof.

       2. Laws and governmental regulations that affect the use and maintenance of the Shopping Center.

       3. Rights, if any, of any utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distribution boxes and equipment in, over, under, and/or upon the Real Estate or any portion thereof.

       4. Current (tax year 2003-2004) Real Estate Taxes and assessments, subject to apportionment as hereinafter set forth.

       5.  Rights, if any, of tenants under Space Leases.

       6. The Service Contracts assumed by Buyer and approved by Buyer during the Due Diligence Period.

       7. Any and all other covenants, easements, reservations, agreements and other matters, if any, of record as of the date of this Agreement; provided same do not prohibit the maintenance of the Real Estate or the existing use thereof. Should a dispute arise as to whether any of such matters prohibit the maintenance or existing use of the Real Estate, Buyer agrees that same shall not constitute a title objection if the title company shall affirmatively insure that they do not prohibit such maintenance or existing use of the Real Estate.

       8.  Any matter than an accurate survey may show.

       9.  The REA

       10. The Grant of Easement to be executed by El Khazen Enterprises LLC ("Khazen") and Seller as provided for in the Agreement between Khazen and Northern Loop Properties Limited Partnership; Sellers predecessor in interest dated January 13, 1999 and recorded as Document Number 99-0117577 in the Official Records of Maricopa County.

                                      27

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                                  EXHIBIT "6-A"

               (Schedule "B" from Seller's Existing Title Policy)

                                      28

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                                    EXHIBIT 7

                             SCHEDULE OF LITIGATION


                                   [TO FOLLOW]

                                    EXHIBIT 8

                              FORM OF MASTER LEASE
                                  MASTER LEASE

                                ESCROW AGREEMENT

       This ESCROW AGREEMENT is made and entered into as of _________, 2003, by and among Kimco Peoria Crossing, L.P., an Arizona Limited Partnership ("Seller"), and Inland Southeast, L.L.C., a Delaware limited liability company ("Purchaser"), and CHICAGO TITLE INSURANCE COMPANY (hereinafter referred to as "Escrow Agent") having as its address - attention: Nancy Castro, Division II, 171 North Clark Street, Chicago, Illinois 60601.

                                   WITNESSETH:

       WHEREAS, pursuant to that certain Agreement of Sale, dated as of _____________ (the "Contract"), Purchaser acquired on and as of the date hereof from Seller a portion of that certain real properTy known as Peoria Crossing shopping center located in Peoria, Arizona (the "Property"); and

       WHEREAS, Seller has agreed to deposit with Escrow Agent the sum of ____________________________ and _____ Dollars ($____________) (the "Master
Lease Deposit") with respect to Seller's obligation to pay certain lease commissions, landlord's share of tenant build out, free rent periods, and rent payable to Purchaser, and other charges, for the Vacant Space (as defined below), and as itemized on EXHIBIT A attached hereto and made a part hereof by this reference (the "Deposit Breakdown"); and

       WHEREAS, the Master Lease Deposit is hereafter sometimes referred to as the Escrow Deposit.

       WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

       NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. Seller hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the Master Lease Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Purchaser, Seller and Escrow Agent, with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller is as follows: 86-1011402 and the FEIN of Seller's general partner is 86-1011235.

       2. Escrow Agent shall retain the Escrow Deposit in the account, and shall cause the same to be disbursed therefrom as follows:

              (i) Subject to the terms hereof, the Escrow Deposit shall be held and disbursed by Escrow Agent and used to fund to Purchaser the items set forth on the Deposit Breakdown.

              (ii) For purposes hereof, the term "Vacant Space" shall mean the _________ square feet of tenant floor area at the Property that, as of the date of Closing, for which the Tenant Conditions as hereinafter defined are not satisfied. For the purposes hereof, the Tenant Conditions for any Property vacant space gross leasable area are hereby defined as (i) a signed lease, and (ii) with Tenant either paying full rent and reimburscments or the all conditions precedent to Rent Commencement Date (as defined in such tenant lease) shall have occurred or been satisfied and (iii) with all the leasing commissions and tenant improvement allowances either paid for by Seller or credited to Buyer and (iv) with a certificate of occupancy or its equivalent occupancy permit issued by the local governmental authorities, for such tenant's respective demised premises. Purchaser shall receive a prorated credit from the Master Lease Deposit on the date of Closing (as defined in the Contract) for the rent and reimbursable expenses attributable to the Vacant Space from the date of Closing through the end of the month in which Closing occurs in accordance with the terms of Exhibit "A" attached hereto and made a part hereof. However as noted on Exhibit A such total shall be reduced by Thirty Eight Thousand Dollars and 00/100 ($38,000), Thereafter, through the date upon which all Tenant Conditions are satisfied with respect to all or any portion of the Vacant Space, Escrow Agent shall pay to Purchaser (and Escrow Agent is hereby authorized to pay to Purchaser without further direction from Seller) from the Master Lease Deposit, on the first day of each month, the amount of rent and other reimburseable expenses and other charges (in accordance with the terms of Exhibit A) which would be due on a monthly basis from tenants of the Vacant Space as if the Tenant Conditions were satisfied (prorated for any partial month) (the "Master Lease Deposit Monthly Payment"). The Master Lease Deposit Monthly payment shall be made by Escrow Agent to Purchaser until such time as the respective tenant(s) for the Vacant Space, and Seller, have satisfied the Tenant Conditions. Purchaser shall promptly notify Seller and Escrow Agent of the date any tenant satisfies its Tenant Conditions. The Vacant Space may be subdivided and leased to more than one tenant in Seller's commercially reasonable discretion. As all or any portion of the Vacant Space is leased during the 12-month period following the date of Closing, with the Tenant Conditions having then been satisfied for such Vacant Space so leased, the balance of the Master Lease Deposit remaining to the end of the Escrow Term (as hereinafter defined)(measured as the number of days remaining from the date the Tenant Conditions for such leased portion of the Vacant Spaces are met through the last day of the Escrow Term), attributable to rent, reimbursable expenses, taxes, other charges and Excess Leasing Costs (defined as those costs stated on Exhibit "A" for such expense less the actual cost incurred for such expense) for such leased portion of the Vacant Space, shall be released to Seller upon the joint direction of Seller and Purchaser. The approval of a disbursement requested by either party will be deemed approved if the non-requesting party does not object to the disbursement request within five (5)-business days of receipt of such request. That portion of the Master Lease Deposit attributable to tenant improvement allowances, free rent, and broker or consultant fees and commissions (collectively, the "Leasing Costs"), shall be released for payment (either to Seller or third parties, as the case may be) upon presentment of the required lien waivers and related documentation required by any governing lease or commission agreement. The balance of the Master Lease Deposit attributable to the Leasing Costs, if any, after satisfaction of the Tenant Conditions with respect to all or any portion of the Vacant Space within the 12-month period following the date of Closing, shall be released to Seller in accordance with the terms of Exhibit A. However, if the Tenant Conditions have not been satisfied within 12-months of the date of Closing for any portion of the Vacant Space to achieve the Lease-up Deficiency as defined in 11(B)(d) of the Agreement of Sale on the fast day of the nineteenth month after date of Closing, all remaining sums then remaining of the Master Lease Deposit attributable to such Leasing Costs (to the portion of vacant space necessary to achieve the Lease-up Deficiency) shall be released to Purchaser. Purchaser shall promptly notify Seller and Escrow Agent of the date any tenant opens for business as provided under any lease. Any interest on the Escrow Deposit shall be the property of Seller and in all events shall be disbursed to Seller no later than the final disbursement made pursuant hereto. The term of this Escrow Agreement (the "Escrow Term") shall be from the date hereof until the first to occur of: (a) 12-months from the date of Closing; or
(b) such date as Seller leases sufficient portion of the vacant space to achieve Lease-up of the Property equal to One Hundred (100%) percent.

              (iii) In the event either party objects to the disbursement of the Escrow Deposit, the Escrow Agent shall have the right, at its option, either
(a) to hold the Escrow Deposit in escrow pending resolution of such objection by mutual agreement of the parties or by judicial resolution of same or (b) to disburse the Escrow Deposit into the court having jurisdiction over such objection. After any disbursement of the Escrow Deposit under the terms of this Escrow Agreement, Escrow Agent's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Escrow Deposit, the party ultimately receiving the Escrow Deposit after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all court costs and reasonable attorney's fees.

       3. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Arizona. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart Originals, each of which shall be deemed to be and shall constitute an original. This Escrow Agreemcnt constitutes the entire agreement between the parties hereto with respect to this Escrow, and it supersedes all prior understandings or agreements of the parties with respect thereto.

       4. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall be personally delivered, sent by Federal Express or other overnight or same day courier service providing a return receipt, to the following addresses:

If to Purchaser:

                        Inland Real Estate Acquisitions, Inc.
                        2901 Butterfield Road
                        Oakbrook, IL 60523
                        Attention: G. Joseph Cosenza
                             with a copy to:

                        The Inland Group, Inc.
                        2901 Butterfield Road\
                        Oak Brook, IL 60523
                        Attn: Robert Baurn, General Counsel
                        Facsimile: (630) 218-4900

                             with a copy to:      Mr. Charles J. Benvenuto, Esq.
                        2901 Buttcrfield Road, 3rd Floor
                        Oak Brook, Illinois 60523
                        Telephone: 630-571-2331
                        Facsimile: 630-571-2360

If to Seller:           8383 Wilshire Boulevard
                        Suite 950
                        Beverly Hills, CA 90211
                        Attn: Jerald Friedman
                        Phone: (323) 866-3500
                        Fax: (323)866-3511

with a copy to:

                        3333 New Hyde Park Road
                        Suite 100
                        New Hyde Park, New York 11042
                        Attn: Barbara E. Briamonte, Esq.
                        Phone: (516) 869-7216
                        Fax: {516) 869-7199

       5. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

       6. SELLER'S FORM LEASE AND LEASING PARAMETERS. Purchaser has approved of Seller's form tenant lease and agrees to reasonably approve of variations negotiated in good faith by Seller with prospective tenants in the ordinary course of business. Seller and Purchaser further agree that attached hereto as Exhibit B, and made a part hereof, is the agreed-to Leasing Parameters applicable to the lease-up of the Vacant Space. Purchaser shall be obligated to accept a prospective tenant and its prospective lease so long as the terms of this paragraph 6 and Exhibit B are adhered-to. Notwithstanding the foregoing, in the event there is a conflict between an actual lease approved by Purchaser and the terms of the Leasing Parameters, the actual, approved lease shall control in regard to Seller's adherence to the Leasing Parameters.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be signed and delivered as of the day and year first above written.

                             PURCHASER:

                                   INIAND SOUTHEAST, L.L.C.,
                                   a Delaware limited liability company

                                   By: Inland Retail Real Estate
                                       Limited Partnership, an Illinois limited
                                       partnership, member

                                   By: Inland Retail Real Estate Trust, Inc.,
                                       a Maryland corporation, general partner

                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   As Its:
                                          -------------------------

                                 SELLER:

                                 KIMCO PEORIA CROSSING, L.P.
                                 an Arizona limited partnership

                                 By:Kimco Peoria 476, Inc., its general partner

                                 By:
                                    -------------------------
                                 Name:
                                      -----------------------
                                 As Its:
                                        ---------------------

                              ESCROW AGENT:

                              CHICAGO TITLE INSURANCE COMPANY

                              By:
                                 -------------------------------------
                              Nancy Castro, Senior Escrow Officer

                                    EXHIBIT A

Rent per square foot for Vacant Space as set forth on the Rent Roll for twelve (12) months (Escrow Term)... $________ $_______per month

Reimbursable expenses (CAM, insurance)
at $______psf of Vacant Space, for
twelve (12) months ......................$_________  $_______per month

Real Estate Taxes at $_____psf of Vacant
Space, for twelve (12) months.......... $________  $_______per month

Tenant Improvements:  (a) $___psf for vacant space

Leasing Commissions at $4.00 psf - total: $________
                                              $_________

Seller Vacancy Credit            ($38,000.00)
To be a credit to Seller and a reduction in amount calculated above as total escrow

Note: As the Tenant Conditions are met for any part of the Vacant Space, rent, CAM and real estate tax deposits into the Escrow shall be released to Seller at the rate of $_______psf of Vacant Space for the period (if any) remaining to the end of the Escrow Term, measured as the number of days remaining from the date the Tenant Conditions for any part of the Vacant Space are met through the last day of the Escrow Term. In the event the Tenant Conditions are not met for any part of the Vacant Space necessary to achieve the Lease-up Deficiency Income Threshold within the Escrow Term, the amount of Tenant Improvements deposit and Leasing Commissions deposit then remaining in the Escrow and attributable to such Vacant Space, shall be released to Purchaser upon the expiration of the Escrow Term.

                                   -EXHIBIT B-
                               LEASING PARAMETERS

   1. The proposed use shall be a use typically found in retail centers of this type.

   2. The proposed use does not violate any exclusions existing in any other tenant's lease or covenants existing in any other documents of record.

   3. The lease is for an original term of not less than 5 years, nor more than 10 years.

   4. No concessions shall be provided to the tenant which would be at Purchaser's expense.

   5. All leases shall be prepared substantially in accordance with the small shop tenant lease form approved by Purchaser (the "SST Lease") during the Due Diligence Period subject to commercially reasonable variances and prevailing market parameters.

   6. The proposed tenant has retail and/or business and/or management operating experience including, but not limited to, eighteen months in the type of business to be operated at the leased premises. In the absence of three years experience, the prospective tenant must be an approved franchise or a recognized regional or national franchiser.

   7. The proposed tenant and/or lease guarantor has an aggregate net worth of at least two years of the total aggregate annualized rent, including all expenses, for any tenant of the leased premises up to 7,000 square feet.

   8. Said leases shall average comparable revenue at least 2% increases per year or 7.5% aggregate increase over the 5 year term over the primary term of the lease as current space leases.

   9. The tenant's lease will not include rent reductions or early termination clauses of any kind (excluding typical casualty/condemnation provisions and landlord not reconstructing the demised premises, and as otherwise described by the SST Lease).

   10. In addition to tenant's base rent, the leases will include reimbursement for taxes, insurance and common area maintenance, including either a 10% administrative charge for CAM or no less than a 4% management fee for all tenancies or as otherwise described by the SST Lease.

   11. Purchaser shall act in a commercially reasonable manner and in good faith during its review and determination of the credit worthiness of any tenant and/or guarantor. Also, Purchaser agrees to respond to Seller deliveries of tenant/guarantor credit information within 5 business days after its receipt by Purchaser, otherwise said tenant/guarantor credit worthiness shall be deemed approved by Purchaser.

   12. The lease renewals, if any, will not be less than the primary term amounts without tenant improvements, free rent, or leasing commissions paid for by Purchaser.

   13. No lease shall contain representations or warranties in regard to the condition of any demised premises, each being delivered in its as-is, where-is condition, subject to the terms of the SST Lease.

   14. Purchaser shall act in a commercially reasonable manner and in good faith during its review and approval of a proposed lease pursuant to this Master Lease. Also, Purchaser agrees to respond to Seller deliveries of leases for approval and/or execution within ten (10) business days after its receipt by Purchaser, otherwise said lease shall be deemed approved.

               If Purchaser fails to execute the lease (after having had the opportunity to review same as provided herein) in said time period then same shall be treated as a completed lease and Seller shall be given credit for Leasing such vacant space pursuant to the terms contained therein and Tenant Conditions shall be satisfied.

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                                    EXHIBIT 9

                            SITE PLAN OF VACANT SPACE

                                    EXHIBIT 9

[GRAPHIC]

                                   EXHIBIT 10

                                    EXHIBIT C

                   Tenant Estoppel Certificate Form - General

     To:

     Inland Real Estate Acquisitions, Inc., and
     Inland Southeast________, L.L.C. (insert Inland nominee entity), and its lenders, successors and assigns ("Purchaser")
     2901 Butterfield Road
     Oak Brook, Illinois 60523
     Attention: Robert Brinkman

Re: Lease Agreement dated______________ and amended________________ ("Lease"), between as "Landlord", and___________________________________, as "Tenant",
     guaranteed by ("Guarantor") for leased premises known as (the "Premises") of the property commonly known as (the "Property").

1. Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

     a.   Dates of all amendments, letter
          agreements, modifications and waivers
          related to the Lease

     b.   Commencement Date

     c.   Expiration Date

     d.   Current Annual Base Rent

                                               ADJUSTMENT DATE    RENTAL AMOUNT

     e.   Fixed or CPI Rent Increases          _______________   _____________

     f.   Square Footage of Premises

     g.   Security Deposit Paid to Landlord

     h.   Renewal Options                      _____Additional Terms for
                                               ________ years at $______per year

     i.   Termination Options                  Termination Date ___________
                                               Fees Payable ______________

2.   Tenant further certifies to Purchaser that:

     a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;
     b. the Lease has not been assigned and the Premises have not been sublet by Tenant;
     c. Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;
     d. Tenant is open for business or is operating its business at the Premises;
     e. no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;
     f. Landlord has no obligation to segregate the security deposit or to pay interest thereon;
     g. Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

     h. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;
     i. Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));
     j. Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;
     k. Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;
     l. no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;
     m. Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;
     n. Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;
     o. the Lease does not give the Tenant any operating exclusives for the Property; and
     p.   Rent has been paid through________, 2003.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and obtain financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the property. Tenant acknowledges that Purchaser's interest in the Lease (as landlord) will be assigned to a lender as security for the loan. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Buyer's lender or its successors and assigns. In the event that a lender succeeds to landlord's interest under the Lease, Tenant agrees to attorn to the lender at lender's request, so long as the lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

                                               [TENANT]
                                               By:
                                               Its:
                                                   -----------------------
                                               Date:_____________, 2003

                         GUARANTOR ESTOPPEL CERTIFICATE

Date:_______________, 2003


     To: ___________

     Inland Real Estate Acquisitions, Inc., and
     Inland Southeast________, L.L.C. (insert Inland nominee entity), and its lenders, successors and assigns ("Purchaser")
     2901 Butterfield Road
     Oak Brook, Illinois 60521
     Attention: Robert Brinkman

    Re: Guaranty Agreement dated __________ ("Guaranty of Lease") pertaining to that certain lease dated ___________________________________________ between as Landlord and _________________________ as Tenant for leased premises known as __________________________________ (the "Premises") located at the property commonly known as _______________________________ (the "Property").

     1. Guarantor certifies to Lender and Purchaser that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

     2. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and a lender is about to provide Landlord with financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property. Guarantor further acknowledges and agrees that Purchaser and its lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate.

     3. The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.

                                               [GUARANTOR]

                                               By:

                                   EXHIBIT 11
                             REA ESTOPPEL STATEMENT

     The undersigned ______________, a ______ corporation ("____"), is a party to the _________________ (REA) recorded on ________ ____, ____ in Book _____,
Page______ of the Public Records of _____ County, _____ (the "REA"), between and among _____, _____________, a ___________ ("Developer"), and ________________,
a ________ (corporation) ("____"), with respect to the _________________
Shopping Center in _______, ______ (the "Shopping Center"). _________ has been advised that Developer is in process of selling Developer's interest in the Shopping Center to INLAND (entity) having a notice address of 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Vice Chairman (together with its lender, and successors and assigns, collectively referred to herein as "Purchaser"). _________ hereby states to Purchaser as follows (without undertaking any investigation to verify the accuracy of the statements made):

     1.   The REA has not been amended and is in full force and effect.

     2.   The REA is presently in full force and effect according to its terms.

     3. ______ has neither given nor received any notice of default with respect to the REA. To the best of ________'s knowledge (whereby knowledge shall be limited to the party signing this REA Estoppel Agreement on behalf of ________), neither _________ nor any other party is in default under the REA.

     4. As provided under Section ___ of the _______________REA, ________ acknowledges and agrees that, upon its acquisition of Developer's interest in the Shopping Center, Purchaser shall be entitled to all of the benefits, rights, privileges and burdens of the Developer under the REA.

     5.   The gross leasable area of the _________ store is __________________.

     6. ________'s last contribution for common area maintenance costs and expenses was for the month of _______, 2003 in the amount of $_______________.

     This Statement does not (a) constitute a waiver of any rights ___________ may have under the REA, or (b) modify, alter, or change any of the terms or conditions of the REA.

     No officer or employee signing this Statement on behalf of ________ shall have any liability as a result of having given this statement.

     The statements contained in this Statement are not affirmative representations, warranties, covenants or waivers, and _______ shall not be liable to Developer, Purchaser or any third party on account of any information herein contained, notwithstanding the failure, for any reason, to disclose and/or correct relevant information. Notwithstanding the preceding sentence, ________ shall be estopped from asserting any claim or defense against Purchaser to the extent such claim or assertion is based upon facts, now known to the person(s) signing below on behalf of __________, which are contrary to those contained herein, if Purchaser has acted in reasonable reliance upon such statements without knowledge of facts to the contrary. This Statement is given solely for Purchaser's information and may not be relied upon by anyone other than Purchaser, or in connection with any transaction other than the transaction described above. Capitalized terms used in this Statement, unless otherwise defined, will have the meanings ascribed to such terms in the REA.

     Dated as of ___________________, 2003.


                                          -----------------------
                                          A _______ (CORPORATION)

                                               By:
                                                  --------------------
                                               As Its:


                                   EXHIBIT 12
                         INLAND SOUTHERN MANAGEMENT LLC
                          FINAL DUE DILIGENCE CHECKLIST

A.   FINANCIAL INFORMATION

     1. Copy of leases and any guarantees

     2. Current Rent Roll

     3. Prior five full years operating statements

     4. Prior year's general ledger statement

     5. Last three years' bills for:

               a.   Real estate taxes

               b.   Insurance
                    1) Liability
                    2) Property

               c.   Reconciliation's for CAM/taxes/insurance

               Statement of current monthly amounts paid by tenants for
                   CAM/tax/insurance plus a year-to-date balance of amounts paid by each tenant

     6. Base rent collected in previous five calendar year period by tenant

     7. Physical occupancy for the last five calender years prior to purchase

     8. Receivables status/aging report

     9. Tenant sales reports for last three years

     10. Tenant financial statements

     11. Lease expirations - next three years

B.   EXPENSE INFORMATION

     1. Twelve months of consecutive utility bills

               a.   Water
               b.   Gas
               c.   Electric
               d.   Telephone & dedicated lines

     2. Copies of all service agreements, contracts or any leases that encumber the property

          a.   Fire/burglar alarm
               1) Start date_____________________
               2) Ending date____________________

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               3) Notice period__________________
               4) Cancelable or not______________

          b.   Antenna cable/satellite dish
               1) Start date_____________________
               2) Ending date____________________
               3) Notice period__________________
               4) Cancelable or not______________

          c.   Cleaning
               1) Start date_____________________
               2) Ending date____________________
               3) Notice period__________________
               4) Cancelable or not______________

          d.   Exterminating
               1) Start date_____________________
               2) Ending date____________________
               3) Notice period__________________
               4) Cancelable or not______________

          e.   Landscaping
               1) Start date_____________________
               2) Ending date____________________
               3) Notice period__________________
               4) Cancelable or not______________

          f.   Scavenger
               1) Start date_____________________
               2) Ending date____________________
               3) Notice period__________________
               4) Cancelable or not______________

          g.   Security service
               1) Start date_____________________
               2) Ending date____________________
               3) Notice period__________________
               4) Cancelable or not______________

          h.   Snow removal
               1) Start date_____________________
               2) Ending date____________________
               3) Notice period__________________
               4) Cancelable or not

          i.   Towing
               1} Start date__
               2) Ending date_____
               3) Notice period___
               4) Cancelable or not_

          j.   Union contracts
               1) Start date__
               2) Ending date_______
               3) Notice period_____
               4) Cancelable or not_

          k.   Elevator
               1) Start date__
               2) Ending date_______
               3) Notice period_____
               4) Cancelable or not_

          l.   Uniform rental
               1) Start date__

               2) Ending date_______
               3} Notice period_____
               4) Cancelable or not_

          m.   Water softeners
               1) Start date_
               2) Ending date_______
               3) Notice period_____
               4) Cancelable or not_

          n.   Leasing
               1) Start date_
               2) Ending date_______
               3) Notice period_____
               4) Cancelable or not_

          o.   Management
               1) Start date_
               2) Ending date_______
               3) Notice period_____
               4) Cancelable or not_

          p.   Advertising
               1) Start date_
               2) Ending date_______
               3) Notice period_____
               4) Cancelable or not_

          q.   Tax reduction legal fees
               1} Start date_
               2) Ending date_______
               3) Notice period_____
               4) Cancelable or not_

          r.     Any other service contracts or leases not cancelable in 90 days
          1) Start date__________________________
          2) Ending date_________________________
          3} Notice period_______________________
          4) Cancelable or not___________________

       3. Copies of all warranties which benefit the initial construction of the improvements upon the Property (e.g., HVAC, roof and parking lot)

C. ENVIRONMENTAL REPORTS

     1.   Phase I

     2.   Other

D. STAFFING

     1.   Itemized by position and salary

E. SITE INSPECTIONS

     1.   Inspection report

     2.   Photo attached

F. MISCELLANEOUS

     1.   Code violations

          a. Current and outstanding
          b. Last 24 months, with compliance

          c. Contact municipalities as to other problems

       2. Easement/encumbrances: restrictive easement agreements/operating easement agreements

          a. Warranties
          b. Current tenant contact list
          c. Certificates of insurance from tenants
          d. Certificates of Occupancy for each tenant space

                                   EXHIBIT 13
                            SURVEYOR'S CERTIFICATION

     I/We hereby certify to INLAND ________________________ (Inland nominee), __________________ (Lender) and _________________________________ (Name of Title
Insurance Company) that (a) this survey was prepared by me or under my supervision, (b) the legal description of the property as set forth herein, and the location of all improvements, encroachments, fences, easements, roadways, rights of way and setback lines which are either visible or of record in _____________ County, __________ (according to Commitment for Title Insurance Number ___________, dated _____________, 2001(2), issued _____________________), are accurately reflected hereon, (c) this survey accurately depicts the state of facts as they appear on the ground, (d) except as shown hereon, there are no improvements, encroachments, fences or roadways on any portion of the property reflected hereon, (e) the property shown hereon has access to a publicly dedicated roadway, (f) the property described hereon {does} {does not} lie in a 100 year flood plain identified by the Secretary of Housing and Urban Development or any other governmental authority under the National Flood Insurance Act of 1968 (24 CFR Section 1909.1), as amended (such determination having been made from a personal review of flood map number _________, which is the latest available flood map for the property), (g) the title lines and lines of actual possession are the same, (h) all utility services required for the operation of the property either enter the property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land, (i) this survey shows the location and direction of all storm drainage systems for the collection and disposal of all surface drainage, (j) the property surveyed contains ______ acres and _________ parking spaces, (k) any discharge into streams, rivers, or other conveyance systems is shown on the survey. This survey has been made in accordance with "MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS" jointly established and adopted by American Land Title Association ("ALTA") and American Congress on Surveying and Mapping ("ACSM") in 1999 and meets the accuracy requirements of an Urban Survey, as defined therein and includes items 1, 3, 4, 6, 7(a, b, and c), 8-11 and 13 of Table A thereof.


Dated:____________, 2003       (NAME OF SURVEYOR AND QUALIFICATION)



                                     ---------------------------------
                                     Registration No.
                                                     -----------------

Note: Buyer also requires a finished floor elevation certificate for all finished structures located in a flood zone

                                   EXHIBIT 14
                                  TENANT LETTER
                              (Landlord Letterhead)

                   (Landlord or management company Letterhead)

______ __, 2003

Insert Tenant Name
Insert Tenant Address

     Re: The lease dated _____________ (collectively, with any and all amendments thereto, the "Lease") between _________________ as tenant ("Tenant") and ___________________, ____________ as landlord
          ("Landlord") for property located at the ________________ Shopping Center, _____, ______ (the "Property")

Dear Tenant:

     Please be advised that the Property, subject to the above-referenced Lease, has been sold as of ______ __, 2003 to Inland Southeast ______________, L.L.C. Inland Southeast _______________, L.L.C. has hired Inland Mid-Atlantic Management Corp. as its managing agent for the Property. Effective immediately, all rent payments pursuant to the Lease should be made payable to Inland Mid-Atlantic Management Corp. and sent to the following address:

     Inland Mid-Atlantic Management Corp.
     P.O. Box 403089
     Atlanta, GA 30384-3089

     In addition, all notices and other communications provided by Tenant under the Lease should be sent to Inland Southeast ___________, L.L.C. at the following address:

     Inland Mid-Atlantic Management Corp.
     c/o Inland Southeast ___________, L.L.C.
     Attn: Ms. Laura Sabatino
     200 East Woodlawn Road
     Charlotte, NC 28217
     Telephone: 704-527-4555

     In addition, please contact your insurance agent to have a certificate forwarded, naming as additional insured: (i) Inland Mid-Atlantic Management Corp., and (ii) Inland Southeast __________, L.L.C. Thank you for your time and attention to this matter.

                                    Very truly yours,

                                    (Landlord or management company)

                                    By:
                                         -----------------------------


cc:  Inland Southeast_______, L.L.C.

                              INTENTIONALLY DELETED

[INLAND(R) LOGO]

INLAND REAL ESTATE ACQUISITIONS, INC.
2801 Butterfield Road
Oak Brook, IL 30523
Phone: (830) 216-4948 Fax 4935
www.inlandgroup.com                          REVISED NOVEMBER 14, 2003

VIA: rjames@kimcorealty.com
AND FEDERAL EXPRESS

Kimco Realty (Seller)
Attn: Robert James, Director of Real Estate
280 Park Avenue, 38th  Floor
New York, NY 10017

     Re:  PEORIA CROSSINGS SHOPPING CENTER
          GLENDALE, ARIZONA

Dear Rob:

     This non-binding letter of intent represents this corporation's offer to purchase the Peoria Crossing Shopping Center with 125,049 net rentable square feet, situated on approximately 15.34 acres of land, located at 9350 W. Northern Ave., Glendale, AZ 83505 (see Exhibit A attached).

     The above property shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the property.

     This corporation or its nominee will consummate this transaction on the following basis:

     1. The total purchase price shall be $25,500,000.00 all cash, plus or minus prorations, WITH NO MORTGAGE CONTINGENCIES, to be paid at CLOSING ON JANUARY 5, 2004.

          Purchaser shall allocate the land, building and depreciable improvements prior to closing.

     2. There are no real estate brokerage commissions involved in this transaction, other than a 1% commission, paid by seller to Kimco Exchange Place Corp.

     2. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above referenced property is leased to the tenants described on Exhibit B on net leases covering the building and all of the land, parking areas, reciprocal easements and REA/OEA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

     3. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend, nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments.

     4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors are responsible for and pay operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA/OEA agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc.

PEORIA CROSSINGS, GLENDALE, ARIZONA
REVISED NOVEMBER 14, 2003

          Prior to closing, Seller shall not enter into or extend any agreements without Purchaser's approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller. Any work presently in progress on the property shall be completed by Seller prior to closing.

     5. Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable.

     6. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

     7. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage acceptable to Purchaser for the closing.

     8. It is understood that Seller has in its possession Level 1 Environmental Reports which Seller will supply to Purchaser 10 days prior to closing.

     9. The above sale of the real estate shall be consummated by conveyance of a full warranty deed from Seller to Purchaser's designee, with the Seller paying any city, state, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow.

     10. The closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, 30 days following acceptance of this agreement, at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances, and an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving off all construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Seller, shall be issued, with all warranties and representations being true now and at closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based on the most recent bill or latest assessment. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

     11. This offer is subject to the property being 100% occupied at the time of closing, with all tenants occupying their space, open for business and paying full rent, CAM, real estate taxes and insurance current. In the event that it is less than 100% occupied and 100% gross rent collected, the Seller shall GUARANTEE an amount equal to the rent and all reimbursable expenses for any vacancy and any tenant not paying full rent current based on the attached rent roll. The amount of the GUARANTEE shall be equal to ONE YEAR of these payments. Seller shall be responsible for leasing all space involved with the above escrow and shall be responsible for all leasing commissions, tenant improvements and all other costs associated with placing a third party tenant into said space. Once a tenant acceptable to Purchaser is placed into said space and is paying full rent current, then the Seller shall be relieved from the guarantee for that space. SELLER'S GUARANTEE FOR THE VACANCIES SHALL BE REDUCED BY $38,000.00.

PEORIA CROSSINGS, GLENDALE, ARIZONA
REVISED NOVEMBER 14, 2003

     13. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation.

     14. Seller warrants and represents that he has paid all unemployment taxes to date.

     15. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

     16. Fifteen (15) days prior to closing, Seller must provide the title as stated above and at Purchaser's cost, a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company.

     17. Seller agrees that prior to closing it shall put all vacant spaces into rentable condition and ready for a new tenant to occupy immediately in accordance with all applicable laws, codes, etc., including all requirements for a certificate of occupancy for said space.

     18. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including at least a one-year audit of the available books and available records of the property.

     This offer is, of course, predicated upon the Purchaser's review and written approval of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements, representations of income and expenses made by Seller, site inspection, environmental, etc., and at least this year's operating statements on said property is required that qualify, comply with and can be used in a public offering, to the extent available.

     It is understood and agreed that this non-binding letter of intent is an understanding of the price and general terms of the transaction and is absolutely subject to a more detailed contract which shall incorporate the general terms herein and once fully executed by both parties, will represent a binding contract.

     If acceptable, please sign the original of this non-binding letter and initial each page, keeping copies for your files and returning the original to me by NOVEMBER 14, 2003.

                                    Sincerely,

ACCEPTED:                           INLAND REAL ESTATE ACQUISITIONS, INC.
                                    or nominee
By:    /s/ [ILLEGIBLE]
      --------------------------
Date:  11-17-03                     /s/ G. Joseph Cosenza
      --------------------------    ---------------------------------
                                    G. Joseph Cosenza
                                    Vice Chairman

                                    EXHIBIT A

[KIMCO EXCHANGE PLACE  LOGO]                                                              FOR MORE INFORMATION CONTACT:
KIMCO EXCHANGE PLACE IS A SUBSIDIARY OF KIMCO REALTY CORPORATION.                 Robert James, Director of Real Estate
                                                                        280 Park Avenue, 38th Floor, New York, NY 10017
                                                                                                 rjames@kimcorealty.com
                                                                                    Phone 212-972-7457 Fax 212-972-7498
                                                                                             www.kimcoexchangeplace.com


                            1031 EXCHANGE OPPORTUNITY

[GRAPHIC]

 This information has been obtained from sources deemed reliable, however Kimco does not guarantee, warranty or represent its accuracy. It is the Purchaser's responsibility to independently confirm the accuracy and completeness of the information contained herein.

                                    EXHIBIT B

                                                                                                    LEASE               LEASE
                                                 ANNUAL            MONTHLY         RENT          COMMENCEMENT         EXPIRATION
            TENANTS                 S.F.        BASE RENT         BASE RENT         PSF             DATE                 DATE
----------------------------------------------------------------------------------------------------------------------------------
SHADOW ANCHORED BY TARGET &
KOHL'S
Ross Shoes                         30,187      301,870.00         25,155.83      $  10.00          February-03         January-13
Michael's                          23,753      261,283.00         21,773.58      $  11.00           March-02           February-12
Petco                              15,216      216,067.00         18,005.58      $  14.20          November-02         October-12
Famous Footwear                    10,030      162,988.00         13,582.33      $  16.25          February-02         January-08
Dress Bam                           8,000      140,000.00         11,666.67      $  17.50            July-03             June-13
Payless Shoes                       4,042       80,840.00          6,736.67      $  20.00          February-03         January-13
EB Games                            1,500       37,500.00          3,125.00      $  25.00          February-03         January-08
Cold Stone Creamery                 1,400       36,400.00          3,033.33      $  26.00            June-03             May-08
Quizno's                            1,400       38,500.00          3,208.33      $  27.50            June-03             May-13
Sally Beauty Supply                 1,200       26,400.00          2,200.00      $  22.00           March-03           February-08
Anna's Linens                       8,000      112,000.00          9,333.33      $  14.00          October-03         September-13
Sleep America                       4,500      112,500.00          9,375.00      $  25.00           April-03            March-08
Panda Express                       2,205       59,535.00          4,961.25      $  27.00            July-03             June-13
COFFEE SHOP (PENDING) SIGNED        1,500       42,000.00          3,500.00      $  28.00          NOVEMBER-03         OCTOBER-13
Motherlode                          1,412       36,712.00          3,059.33      $  26.00            June-03             May-08
Great Clips                         1,405       35,125.00          2,927.08      $  25.00         September-03          August-08
Claire's Boutique                   1,269       30,456.00                        $  24.00           March-03           February-08
SUPERCUTS SIGNED                    1,202       33,656.00          2,804.67      $  28.00          JANUARY-04          DECEMBER-08
Sarpino's Pizzeria                  1,200       31,200.00          2,600.00      $  26.00           August-03            July-08
Voice Stream                        1,200       32,400.00          2,700.00      $  27.00           March-03           February-08
VACANT                              4,428      110,700.00          9,225.00      $  25.00
TOTALS                            125,049    1,938,132.00

                                                                                         FOR MORE INFORMATION, CONTACT:
[KIMCO EXCHANGE PLACE LOGO]                                                      Robert James, Director of Real Estate
                                                                       280 Park Avenue, 38th Floor, New York, NY 10017
                                                                                                rjames@kimcorealty.com
KIMCO EXCHANGE PLACE IS A SUBSIDIARY OF KIMCO REALTY CORPORATION.                  Phone 212-972-7457 Fax 212-972-7496
                                                                                            www.kimcoexchangeplace.com

                            1031 EXCHANGE OPPORTUNITY

[ROSS DRESS FOR LESS LOGO]      [MICHAELS THE ARTS AND CRAFTS STORE* LOGO]      [PETCO WHERE THE PETS GO. LOGO]

                        PEORIA CROSSINGS SHOPPING CENTER

     ANCHORED BY ROSS STORES, MICHAELS, PETCO, DRESS BARN & FAMOUS FOOTWEAR

[DRESSBARN LOGO]             TARGET & KOHL'S (SHADOWS)                          [PAYLESS SHOESOURCE* LOGO]

   NWC 91ST AVE & NORTHERN AGUA FRIA FWY LOOP 101, PEORIA (PHOENIX), AZ 85345

[SLEEP AMERICA LOGO]        ANNA'S LINENS DISCOUNT BED                     [FAMOUS FOOTWEAR LOGO]
                          & BATH AND WINDOWS, TOO! LOGO]

PROPERTY SUMMARY:
The newly constructed Peoria Crossings Shopping Center will contain approximately 552,893 square feet on 68 acres when fully developed. It is currently anchored by Target and Kohl's (shadows) and is conveniently located off the Northern Agua Fria Freeway Loop 101 in Peoria (Phoenix), AZ. Loop 101 connects the West Valley to the I-10 and I-17 Freeways. Total GLA for this sale is 125,049 square feet, located on 15.34 acres. Tenants included in this sale are Ross Stores, Michaels, Petco, Famous Footwear, Anna's Linens, Dress Barn, Sleep America, Payless Shoe, Panda Express, Seattle's Best Coffee, EB Games, Cold Stone Creamery, Quizno's, Claire's Boutiques, Super Cuts, Sally Beauty Supply, T-Mobile and Sarpino's Pizza. The strong mix of national tenants provides a regional draw. Peoria Crossings is situated just one mile north of the future Phoenix Coyotes and Arizona Cardinals arena. Average daily traffic count is 95,456: Loop 101-62,258; Northern Avenue - 20,509 and 91st Avenue - 12,689. The population within a 3 mile radius has grown by 73% between 1990 and 2002.

PRICE AND CAP:
We offer this property at $27,716,000 which is a 7.0% cap rate on rent of $1,940,152.

[GRAPHIC]

 This information has been obtained from sources deemed reliable, however Kimco does not guarantee, warranty or represent its accuracy. It is the Purchaser's responsibility to independently confirm the accuracy and completeness of the information contained herein.